Exhibit 4.5.1


                                Dated [o] 2005




                       GRANITE FINANCE FUNDING 2 LIMITED

                             THE BANK OF NEW YORK
                         as Funding 2 Security Trustee



                                    - and -



                                    OTHERS







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                           FUNDING 2 DEED OF CHARGE

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                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937



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                               Table of Contents

                                                                        Page No.

1.  Interpretation.............................................................2

2.  Covenant to Pay and to Perform.............................................3

3.  Security...................................................................3

4.  Release of  Charged Property...............................................8

5.  Declaration of Trust.......................................................9

6.  Restrictions on Exercise of Certain Rights.................................9

7.  Enforcement...............................................................13

8.  Upon Enforcement..........................................................16

9.  Receiver..................................................................19

10. Further Assurance and Power of Attorney...................................24

11. Crystallisation...........................................................25

12. Provisions relating to the Security.......................................26

13. Protection of Third Parties...............................................28

14. Set-Off...................................................................28

15. Representations and Covenants.............................................29

16. Terms of Appointment......................................................32

17. Modification and Waiver...................................................44

18. Remuneration of the Funding 2 Security Trustee............................45

19. Appointment, Removal and Retirement of Funding 2 Security Trustee.........47

20. Miscellaneous Provisions..................................................49

21. Rights cumulative.........................................................50

22. Assignment................................................................50

23. Non Petition Covenant; Corporate Obligations..............................50

24. Notices...................................................................51

25. Third Party Rights........................................................52

26. Execution in Counterparts; Severability...................................52


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                               Table of Contents ctd

                                                                        Page No.


27. Governing Law and Submission to Jurisdiction..............................53

SCHEDULE 1  FORM OF SECURITY POWER OF ATTORNEY................................58

SCHEDULE 2  FORM OF DEED OF ACCESSION.........................................61

SCHEDULE 3  FUNDING 2 PRIORITY OF PAYMENTS  Part I  Funding 2 Pre-
     Enforcement Revenue Priority of Payments.................................72

Part II  Funding 2 Pre-Enforcement Principal Priority of Payments.............76

Part III  Funding 2 Post-Enforcement Priority of Payments.....................85

SCHEDULE 4  FORM OF NOTICE OF ASSIGNMENT......................................87

SCHEDULE 5  UTILISATION OF FUNDING 2 RESERVES.................................89





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THIS FUNDING 2 DEED OF CHARGE is made on [o] 2005

BETWEEN:

(1) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387), a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(2) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, in its capacity as (1) Funding 2 Security Trustee and (2) Issuer Security Trustee to the Master Issuer;

(3) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(4) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited liability company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, in its capacity as Mortgages Trustee;

(5) NORTHERN ROCK PLC (registered number 03273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity as (1) Cash Manager (2) Funding 2 GIC Provider (3) Funding 2 Basis Rate Swap Provider and (4) Account Bank; and

(6) LAW DEBENTURE CORPORATE SERVICES LIMITED, a private limited company incorporated under the laws of England and Wales whose registered office is Fifth Floor, 100 Wood Street, London, EC2V 7EX, in its capacity as Corporate Services Provider; and

WHEREAS:

(A) Pursuant to the terms of the Mortgage Sale Agreement, the Seller has assigned the Initial Mortgage Portfolio and New Mortgage Portfolios to the Mortgages Trustee and may, from time to time, assign further New Mortgage Portfolios to the Mortgages Trustee upon and subject to the terms thereof. Such property assigned to the Mortgages Trustee forms part of the Trust Property.

(B) Pursuant to the terms of the Mortgages Trust Deed, the Mortgages Trustee holds the Trust Property upon trust for the Seller, Funding and Funding
     2. Pursuant to the terms of the Mortgages Trust Deed, each of Funding and Funding 2 may make Contributions to the Mortgages Trustee as consideration for its share of the Trust Property.

(C) Pursuant to the terms of the Global Intercompany Loan Agreement, the Master Issuer has agreed to make Loan Tranches available to Funding 2 upon and subject to the terms thereof.

(D) The Cash Manager has agreed to provide certain cash management services to Funding 2 on the terms set out in the Cash Management Agreement.



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(E)  The Account Bank has agreed to provide certain banking services to
     Funding 2 on the terms set out in the Funding 2 Bank Account Agreement.

(F) The Funding 2 GIC Provider has agreed to provide certain guaranteed investment services to Funding 2 on the terms set out in the Funding 2 Guaranteed Investment Contract.

(G) The Corporate Services Provider has agreed to provide certain corporate services to Funding 2 pursuant to the terms set out in the Corporate Services Agreement.

(H) The Funding 2 Basis Rate Swap Provider has agreed to enter into four interest rate swap transactions pursuant to the terms of the Funding 2 Basis Rate Swap Agreement.

(I) Funding 2 has agreed to provide the Funding 2 Security Trustee with the benefit of the security described in this Funding 2 Deed of Charge to secure Funding 2's obligations under the Funding 2 Transaction Documents, upon and subject to the terms hereof. The Funding 2 Security Trustee shall hold such security on trust for the benefit of the Funding 2 Secured Creditors.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.   Interpretation

1.1 Definitions: The provisions of the Programme Master Definitions Schedule signed for the purposes of notification by Sidley Austin Brown & Wood and Allen & Overy LLP on [o] 2005 (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed.

1.2  Construction: In this Deed, except where the context otherwise requires:

     (a) the terms of the Global Intercompany Loan Agreement, the Master Definitions Schedule and of any agreement in existence at the date hereof between the parties hereto in relation to any such documents are incorporated in this Deed to the extent required to ensure that any proposed disposition of the Funding 2 Charged Property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

     (b) a reference in this Deed to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights;

     (c) "this Funding 2 Deed of Charge", "this Deed of Charge" or "this Deed" means this Funding 2 Deed of Charge and all the Schedules hereto (as from time to time modified and/or supplemented in accordance with the provisions set out herein) and all Deeds of Accession entered into pursuant to this Deed and each other document or deed entered into pursuant hereto (as from time to time modified/and or supplemented as aforesaid) and expressed to be supplemental hereto.


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2.   Covenant to Pay and to Perform

     Subject to the provisions of the Funding 2 Transaction Documents, Funding 2 covenants with and undertakes to the Funding 2 Security Trustee for itself and as trustee for the Funding 2 Secured Creditors that it will:

     (a) duly and punctually pay and discharge all monies and liabilities whatsoever which now are or at any time hereafter may (whether before or after demand) become due and payable by Funding 2 to the Funding 2 Security Trustee (whether for its own account or as trustee for the Funding 2 Secured Creditors) or to any of the other Funding 2 Secured Creditors, whether actually or contingently, under the Funding 2 Transaction Documents; and

     (b) observe, perform and satisfy all its other obligations and liabilities under the Funding 2 Transaction Documents,

     PROVIDED THAT every payment in respect of any Funding 2 Transaction Document made to the relevant Funding 2 Secured Creditor in the manner provided in such Funding 2 Transaction Document shall operate in satisfaction pro tanto of the relevant covenant by Funding 2 in this Clause 2 (Covenant to Pay and Perform).

3.   Security

3.1  Trust Property:

     Funding 2, by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Charged Property), hereby charges and assigns to the Funding 2 Security Trustee all of its right, title, benefit and interest, present and future, in, to and under the Funding 2 Share of the Trust Property (including, without limitation, all Scottish Trust Property, present and future, comprised in the Trust Property), including all rights to receive payment of any amounts which may become payable to Funding 2 thereunder and all payments received by Funding 2 thereunder (including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof) and the proceeds of any of the foregoing, TO HOLD the same unto the Funding 2 Security Trustee absolutely.

3.2  Contractual rights:

     Funding 2, by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Funding 2 Charged Property), hereby assigns to the Funding 2 Security Trustee all of its right, title, benefit and interest, present and future, in, to and under the Funding 2 Transaction Documents (other than this Deed and provided that the assignment of the right, title, benefit and interest of Funding 2 under the Funding 2 Basis Rate Swap Agreement shall be subject to the rights of set-off and netting provided therein) including, without limitation, all rights to receive payment of any amounts which may become payable to Funding 2 thereunder and all payments received by Funding 2 thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are


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     required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, TO HOLD the same unto the Funding 2 Security Trustee absolutely.

3.3 Accounts: Funding 2, by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Charged Property), hereby charges in favour of the Funding 2 Security Trustee all of its rights, title, benefit and interest, present and future, in:

     (a)  each Funding 2 Bank Account;

     (b)  any Funding 2 Swap Collateral Account; and

     (c) each other account (if any) in which Funding 2 may at any time have or acquire any right, title, benefit or interest,

     and to all monies now or at any time hereafter standing to the credit thereof and the debts represented by them together with all rights and claims relating or attached thereto, including, without limitation, the right to interest and the proceeds of any of the foregoing, TO HOLD the same unto the Funding 2 Security Trustee absolutely.

3.4 Authorised Investments and Swap Collateral: Funding 2, by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Charged Property), hereby charges to the Funding 2 Security Trustee all of its right, title, benefit and interest, present and future in, to and under

     (a) any Authorised Investment purchased using monies standing to the credit of any Funding 2 Bank Account; and

     (b)  any Swap Collateral in the form of securities,

     for the time being owned by it and all rights in respect of or ancillary to such Authorised Investments and Swap Collateral, including the right to income and the proceeds of any of the foregoing, TO HOLD the same unto the Funding 2 Security Trustee absolutely.

3.5 Floating Charge: Funding 2, by way of first floating security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Charged Property), hereby charges by way of first floating charge in favour of the Funding 2 Security Trustee the whole of its undertaking and all its property, assets and rights, whatsoever and wheresoever, both present and future other than any property or assets from time to time or for the time being the subject of a fixed charge or effectively assigned by way of security pursuant to any of the foregoing provisions of this Clause 3 (Security) and/or any Deed of Accession (but excluding from the foregoing exception all undertaking, property, assets and rights of Funding 2, present and future, situated in Scotland or the rights to which are governed by the laws of Scotland, all of which are charged by the floating charge hereby created).

3.6 Title Guarantee: Each of the dispositions of or charges over property effected in or pursuant to this Deed is made with full title guarantee (or, in relation to assets or rights situated in or governed by the laws of Scotland, with absolute warrandice).

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3.7  Further Acquired Items: For the avoidance of doubt, it is hereby confirmed that the Security Interests created under or pursuant to Clauses 3.1 (Trust Property) through Clause 3.4 (Authorised Investments and Swap Collateral) (inclusive) and/or any Deed of Accession are intended to be specific and fixed assignments by way of security of, or specific and fixed charges over (as the case may be) the property and assets to which they relate, both present and future, including property and assets which are acquired after the date hereof.

3.8 No Transfer of Obligations: Notwithstanding anything else in this Deed, it is hereby agreed that dispositions of property effected in or pursuant to this Deed do not transfer obligations, and nothing herein or in any Deed of Accession shall be construed as a transfer of obligations to, the Funding 2 Security Trustee.

3.9  Notice and Acknowledgement:

     (a) The execution of this Deed and/or any Deed of Accession by each Funding 2 Secured Creditor shall constitute express notice to such Funding 2 Secured Creditor of the assignments, charges and Security Interests made by Funding 2 pursuant to this Deed;

     (b) By its execution of this Deed and/or a Deed of Accession, each Funding 2 Secured Creditor acknowledges that it has notice of and consents to the Funding 2 Security and also acknowledges that as at the date hereof it has not received from any other person any notice of any assignment or charge of any of the Funding 2 Charged Property.

     (c) Funding 2 hereby intimates and gives notice to the Mortgages Trustee as trustee under and in terms of the Mortgages Trust Deed of the assignations in security made in terms of Clause 3.1 (Trust Property) and Clause 3.2 (Contractual rights), and the Mortgages Trustee by its execution of this Deed as such trustee immediately subsequent to the execution hereof by Funding 2 confirms that as at the date hereof it has received no intimation of any other dealing with the Funding 2 Share of the Trust Property or any part thereof or the Funding 2 Transaction Documents except in accordance with the terms of the Funding 2 Transaction Documents.

     (d) Notwithstanding the Funding 2 Security and subject as provided otherwise in this Deed, each of the parties hereto acknowledges that:

          (i) each Funding 2 Secured Creditor and each other party to any Funding 2 Transaction Document may continue to make all payments becoming due to Funding 2 under any Funding 2 Transaction Document in the manner provided in such Funding 2 Transaction Document until the receipt of written notice from the Funding 2 Security Trustee or any Receiver requiring payments to be made otherwise; and

          (ii) [until the Funding 2 Security becomes enforceable in accordance with Clause 7.2 (Enforceable), Funding 2 shall be entitled to exercise its rights, powers and discretions and perform its obligations in relation to the Funding 2 Charged Property and under the Funding 2 Transaction

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               Documents in accordance with the provisions of the Funding 2
               Transaction Documents.]

3.10 Funding 2 Security Trustee's Discretion in relation to Funding 2 Charged
     Property: Without prejudice to any other rights of the Funding 2 Security Trustee after the Funding 2 Security has become enforceable and subject to the terms of the Funding 2 Transaction Documents, the Funding 2 Security Trustee may at any time after any part or parts of the Funding 2 Security have become enforceable:

     (a) enter into, make, execute, sign, deliver and do all such contracts, agreements, deeds, receipts, payments, assignments, assignations, transfers, conveyances, assurances and things and bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Funding 2 Charged Property as it may think expedient;

     (b) exercise or refrain from exercising, in such manner as in its absolute discretion the Funding 2 Security Trustee shall think fit, all or any of the rights, powers, authorities discretions or remedies of Funding 2 under or in relation to the Funding 2 Charged Property or incidental to the ownership thereof and, in particular but without limiting the generality of the foregoing, exercise all rights to vote or to give any consent or notification or make any declaration in relation to such Funding 2 Charged Property. For the avoidance of doubt, the Funding 2 Security Trustee shall not be required to have regard to the interests of Funding 2 in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by Funding 2 in relation thereto; and

     (c) demand, sue for and take any advice or institute any proceedings to recover or obtain payment of any amounts which may then be due and payable to Funding 2 but which remains unpaid under or in respect of the Funding 2 Charged Property or any part thereof either in its own name or in the name of Funding 2.

3.11 New Intercompany Loan: At any time after the Funding 2 Programme Date, Funding 2 may, with the prior written consent of the Funding 2 Security Trustee and subject to the following conditions, enter into another Funding 2 Intercompany Loan Agreement with a new Funding 2 Issuer:

     (a) each of the Rating Agencies has confirmed in writing to the Funding 2 Security Trustee that any funding arrangements entered into by the applicable Funding 2 Issuer will not cause the current ratings by the Rating Agencies of the existing Notes of any Funding 2 Issuer to be reduced, withdrawn or qualified;

     (b) no Funding 2 Intercompany Loan Event of Default is continuing or unwaived at the relevant drawdown date;

     (c) there is no debit balance on any Principal Deficiency Ledger as at the relevant drawdown date;


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     (d)  Funding 2 has entered into, as required by the Rating Agencies or otherwise, any additional agreements (including any new bank account agreement, any basis rate swap agreement and/or any guaranteed investment contract, if required, in relation to the applicable Funding 2 Intercompany Loan Agreement and the Funding 2 Issuer;

     (e) any other relevant creditors, as determined by the Funding 2 Security Trustee, shall have acceded to the terms of this Deed by executing a Deed of Accession; and

     (f) Funding 2 shall have provided confirmation to the parties to this Deed that the Note Trustee in respect of the Notes to be issued by the new Funding 2 Issuer and the Issuer Security Trustee in respect of the security to be granted by such Funding 2 Issuer over its assets shall be the same legal entity as the existing Note Trustee(s) and Issuer Security Trustee(s) at the time of the issuance of such Notes;

     Each other party to this Deed agrees that it shall enter into the relevant Deed of Accession required under sub-clause (e) above.

3.12 Bridging Arrangements: At any time after the Funding 2 Program Date, Funding 2 may, with the prior written consent of the Funding 2 Security Trustee enter into Bridging Arrangements with, amongst others, Funding, subject to the following conditions:

     (a) each of the Rating Agencies has confirmed in writing that such Bridge Arrangements will not cause the current ratings by the Rating Agencies of the existing Notes of any Funding 2 Issuer to be reduced, withdrawn or qualified;

     (b) no Funding 2 Intercompany Loan Event of Default is continuing or unwaived at the relevant drawdown date;

     (c) there is no debit balance on any Principal Deficiency Ledger as at the relevant drawdown date;

     (d) any other relevant creditors as determined by the Funding 2 Security Trustee, shall have acceded to the terms of this Deed by executing a Deed of Accession; and

     (e) Funding 2 has entered into, as required by the Rating Agencies or otherwise, any additional agreements (including any new bank account agreement, any basis rate swap agreement and/or any guaranteed investment contract, if required, in relation to the Bridge Arrangements;

     (f)  [other].

     Each other party to this Deed agrees that it shall enter into any Deed of Accession required under sub-clause (d) above.


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4.   Release of Charged Property

4.1 Release, Reassignment or Discharge: Upon the irrevocable and unconditional payment in full or discharge (or any combination of the foregoing) of all the Funding 2 Secured Obligations and upon the Funding 2 Security Trustee being satisfied that Funding 2 is under no further actual or contingent obligation under this Deed or any other Funding 2 Transaction Document, the Funding 2 Security Trustee shall at the request and cost of Funding 2 release, reassign and/or discharge from the Funding 2 Security all of the relevant Funding 2 Charged Property to, or to the order of, Funding 2.

4.2 Disposal of Authorised Investments and Swap Collateral: On the making at any time by the Cash Manager on behalf of Funding 2 or the Funding 2 Security Trustee of a disposal of any Authorised Investment or Swap Collateral charged pursuant to this Deed, the Funding 2 Security Trustee shall, if so requested by the Cash Manager (and at the sole cost and expense of Funding 2), but without the Funding 2 Security Trustee being responsible for any loss, costs, claims or liabilities whatsoever occasioned by so acting upon such request, release, reassign or discharge from the Funding 2 Security the relevant Authorised Investments or Swap Collateral provided that in the case of a disposal of an Authorised Investment, the proceeds of such disposal are paid by Funding 2 into the Funding 2 Bank Account(s) from which the monies to make such Authorised Investment were originally drawn, and that, in the case of a disposal of Swap Collateral, the proceeds of such disposal are paid by Funding 2 into the relevant Funding 2 Swap Collateral Account or Funding 2 Bank Account (as appropriate in accordance with the Cash Management Agreement and the Funding 2 Basic Rate Swap Agreement) subject to and in accordance with the provisions of this Deed and the other Funding 2 Transaction Documents.

4.3 Trust Property: On the purchase or repurchase (as applicable) by the Seller from the Mortgages Trustee of any Mortgage Loan together with its Related Security pursuant to and in accordance with the terms of the Mortgage Sale Agreement, such Mortgage Loan and its Related Security shall no longer form part of the Trust Property (or, in the case of any Scottish Mortgage Loan and its Related Security, the Scottish Trust Property in accordance with Clause 9 (Termination of Trust) of the relevant Scottish Trust Deed) and shall automatically be released and retrocessed from any Security Interest created under or pursuant to this Deed in respect of the Funding 2 Share of the Trust Property.

4.4  Withdrawals from Funding 2 Bank Accounts and Funding 2 Swap Collateral
     Accounts: Subject to and in accordance with this Deed and the other Funding 2 Transaction Documents, the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee, is permitted pursuant to Clause 6 (Restrictions on Exercise of Certain Rights) from time to time to withdraw amounts from the Funding 2 Bank Accounts in order to apply such amounts in accordance with the relevant Funding 2 Priority of Payments or, in the case of the Funding 2 Swap Collateral Accounts, to apply in accordance with the terms of the Cash Management Agreement and the Funding 2 Basis Rate Swap Agreement. Any amount so withdrawn shall be released from the Funding 2 Security provided that such amount is applied in accordance with and subject to the relevant Funding 2 Priority of Payments or, in the case of any amount withdrawn from the Funding 2 Swap Collateral Accounts, the Cash Management Agreement and the Funding 2 Basis Rate Swap Agreement.


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5.   Declaration of Trust

     Each of the Funding 2 Secured Creditors declares the Funding 2 Security Trustee as trustee of, and the Funding 2 Security Trustee hereby declares that it holds on trust for the Funding 2 Secured Creditors, upon and subject to the terms and conditions of this Deed, all of the covenants, undertakings and representations made to the Funding 2 Security Trustee under this Deed and the other Funding 2 Transaction Documents and all of the charges, assignments, security and Security Interests made or given to the Funding 2 Security Trustee or to be made or given to it for the purpose of securing the Funding 2 Secured Obligations under or pursuant to this Deed and the other Funding 2 Transaction Documents.

6.   Restrictions on Exercise of Certain Rights

6.1 Funding 2 Bank Accounts and Funding 2 Swap Collateral Accounts: At all times prior to the release, reassignment, retrocession or discharge of the Funding 2 Security pursuant to Clause 4 (Release of Charged Property):

     (a) save as otherwise provided in the Funding 2 Transaction Documents or unless the Funding 2 Security Trustee otherwise agrees in writing (and then only on such terms and in such manner as the Funding 2 Security Trustee may require), Funding 2 shall procure that:

          (i) any distribution of Mortgages Trustee Available Revenue Receipts to Funding 2 and any distribution of Principal Receipts to Funding 2 pursuant to the Mortgages Trust is deposited into the Funding 2 GIC Account;

          (ii) all Swap Collateral delivered to Funding 2 (if any) pursuant to the Funding 2 Basis Rate Swap Agreement is deposited into a Funding 2 Swap Collateral Account;

         (iii) all proceeds from a Loan Tranche which are to be applied in repayment of another Loan Tranche are, pending such repayment, deposited into the Funding 2 GIC account; and

          (iv) all other income of Funding 2 (if any) is deposited into the Funding 2 GIC Account;

     (b) save as otherwise expressly permitted in the Funding 2 Transaction Documents, Funding 2 shall not be entitled to withdraw or transfer from any Funding 2 Bank Account or any Funding 2 Swap Collateral Account any monies or securities standing to the credit thereof or direct any payment or transfer to be made therefrom to any person without the Funding 2 Security Trustee's prior written consent.

6.2 Permitted Withdrawals from Funding 2 Bank Accounts and Funding 2 Swap Collateral Accounts; Authorised Investments:

     (a) Funding 2 covenants with the Funding 2 Security Trustee that the amounts standing to the credit of the Funding 2 Bank Accounts and any Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts


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          may only be withdrawn in accordance with this Clause 6.2 (Permitted
          Withdrawals from Funding 2 Bank Accounts and Funding 2 Swap Collateral Accounts; Authorised Investments).

     (b) On any day during an Interest Period prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), the Funding 2 Security Trustee hereby authorises the Cash Manager to transfer such monies from the Funding 2 GIC Account to the Funding 2 Transaction Account as are to be applied on such date to meet any amounts then due and payable by Funding 2 to third parties in accordance with item (C) of the Funding 2 Pre-Enforcement Revenue Priority of Payments and further authorises the Cash Manager to withdraw such amounts from the Funding 2 Transaction Account on such date to apply such monies in making such payments on behalf of Funding 2. For the purpose of this paragraph (b), the remaining provisions of this Clause 6.2 (Permitted Withdrawals from Funding 2 Bank Accounts; Authorised Investments), Clause 6.3 (Funding 2 Pre-Enforcement Revenue Priority of Payments) and Clause 6.4 (Funding 2 Pre-Enforcement Principal Priority of Payments), the Cash Manager shall be entitled to assume that the Funding 2 Security is not enforceable pursuant to Clause 7.2 (Enforceable) unless it has received notice from Funding 2 or the Funding 2 Security Trustee or is otherwise aware that the Funding 2 Security has become so enforceable and shall not be liable to the Funding 2 Security Trustee, Funding 2 or any other Funding 2 Secured Creditor for making payments based on this assumption.

     (c) On each Payment Date, prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), the Funding 2 Security Trustee hereby authorises the Cash Manager to transfer from the Funding 2 GIC Account to the Funding 2 Transaction Account such amounts of Funding 2 Available Revenue Receipts as may be necessary on such date to be applied to meet Funding 2's payment obligations in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments (as the same may be amended or varied from time to time).

     (d) On each Payment Date, prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), the Funding 2 Security Trustee hereby authorises the Cash Manager to transfer from the Funding 2 GIC Account to the Funding 2 Transaction Account such amounts of Funding 2 Available Principal Receipts as may be necessary on such date to be applied to meet Funding 2's payment obligations in accordance with the Funding 2 Pre-Enforcement Principal Priority of Payments (as the same may be amended or varied from time to time).

     (e) The Funding 2 Security Trustee hereby authorises the Cash Manager, prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), to make withdrawals from:

          (i) the relevant Funding 2 Bank Accounts for the purposes of acquiring Authorised Investments provided that all amounts received in respect of the Authorised Investments (including earnings thereon) shall be deposited into the relevant Funding 2 Bank Account from which they were originally drawn; and

          (ii) the relevant Funding 2 Swap Collateral Account for the purpose of (A) returning Swap Collateral to the Funding 2 Basis Rate Swap Provider pursuant to the terms of the Funding 2 Basis Rate Swap Agreement or (B) transferring Swap Collateral to the Funding 2 Transaction Account pursuant to the terms of the Funding 2 Basis Rate Swap Agreement and the Cash Management Agreement.

6.3 Funding 2 Pre-Enforcement Revenue Priority of Payments: On each Payment Date prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), the Funding 2 Security Trustee hereby authorises Funding 2 or the Cash Manager in its place to withdraw Funding 2 Available Revenue Receipts from the Funding 2 Transaction Account and to apply such monies in accordance with the rules and the order of priority of the Funding 2 Pre-Enforcement Revenue Priority of Payments.

6.4 Funding 2 Pre-Enforcement Principal Priority of Payments: On each Payment Date prior to the Funding 2 Security becoming enforceable pursuant to Clause 7.2 (Enforceable), the Funding 2 Security Trustee hereby authorises Funding 2 or the Cash Manager on its behalf to make withdrawals of Funding 2 Available Principal Receipts standing to the credit of the Funding 2 Transaction Account and to apply such monies to repay principal due and payable by Funding 2 under each Funding 2 Intercompany Loan Agreement or otherwise in accordance with the rules and the order of priority of the Funding 2 Pre-Enforcement Principal Priority of Payments.

6.5 Amendment to Funding 2 Priority of Payments: On the making available of any Loan Tranches by the Master Issuer to Funding 2 or if any other Funding 2 Intercompany Loans are made available by another Funding 2 Issuer to Funding 2 in accordance with the terms of the Funding 2 Transaction Documents or if Funding 2 enters into any Bridging Arrangements], if any amendment to the Funding 2 Priority of Payments is required as a result thereof, then, subject to the parties to this Deed agreeing the necessary amendments to the priority of payments, the parties to this Deed, together with any person entering into a Deed of Accession, shall set out the new Funding 2 Priority of Payments accordingly in a schedule to that Deed of Accession. The new Funding 2 Priority of Payments so amended shall supersede those set out in Schedule 3 (Funding 2 Priority of Payments) to this Deed.

6.6 No Enforcement against Issuers: Each party to this Deed undertakes to each Funding 2 Issuer and each of the Funding 2 Secured Creditors (including the Funding 2 Security Trustee in its capacity as such under this Deed) that it shall not:

     (a) take any steps or pursue any action whatsoever for the purpose of recovering any debts or amounts due or owing to it by any Funding 2 Issuer; or

     (b) take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, any Funding 2 Issuer or for the appointment of a receiver, administrator, liquidator or similar officer of any Funding 2 Issuer in respect of any or all of its revenues and assets.

6.7 No Enforcement by Funding 2 Secured Creditors and Limited Recourse: Each of the Funding 2 Secured Creditors (other than the Funding 2 Security Trustee and any Receiver) hereby agrees with Funding 2 and the Funding 2 Security Trustee that:

     (a) only the Funding 2 Security Trustee may enforce the Funding 2 Security in accordance with the provisions hereof;

     (b) notwithstanding any other provision of this Deed or any other Funding 2 Transaction Document, no sum due or owing to any Funding 2 Secured Creditor or to the Funding 2 Security Trustee (whether for itself or on behalf of the Funding 2 Secured Creditors) from or by Funding 2 under this Deed or any other Funding 2 Transaction Document shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee has realised sufficient funds from the Funding 2 Security to pay such sum subject to and in accordance with the relevant Funding 2 Priority of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

     (c) it shall not take any steps for the purpose of recovering any of the Funding 2 Secured Obligations (including, without limitation, by exercising any rights of set-off) or enforcing any rights arising out of the Funding 2 Transaction Documents against Funding 2 and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, Funding 2 or for the appointment of a receiver, administrator, liquidator or similar officer of Funding 2 in respect of any or all of its revenues and assets,

     PROVIDED THAT if the Funding 2 Security Trustee having become bound to do so subject to and in accordance with the terms of this Deed and the other Funding 2 Transaction Documents, fails to serve a Funding 2 Intercompany Loan Enforcement Notice and/or, to take any steps or proceedings to enforce the Funding 2 Security within 30 days of becoming so bound and such failure is continuing, then (for so long as any Funding 2 Intercompany Loan is outstanding) the applicable Issuer Security Trustee(s) (or in the event of the failure of the applicable Issuer Security Trustee(s)) [the applicable Funding 2 Issuer(s)] or (if there are no Funding 2 Intercompany Loans outstanding) any other Funding 2 Secured Creditor shall be entitled to take such steps and proceedings to enforce the Funding 2 Security as it shall deem necessary other than the presentation of a petition for or making an application for the winding up, dissolution or reorganisation of, or the institution of insolvency proceedings against, Funding 2 or the appointment of an administrator or liquidator of Funding 2.

6.8 Acknowledgement of Funding 2 Security Trustee: The Funding 2 Security Trustee hereby acknowledges and agrees that notwithstanding any other provision of this Deed or any other Funding 2 Transaction Document, no sum due or owing to any Funding 2 Secured Creditor or to the Funding 2 Security Trustee (whether for itself or on behalf of the Funding 2 Secured Creditors) from or by Funding 2 under this Deed or any other Funding 2 Transaction Document shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee has realised sufficient funds from the Funding 2 Security to pay such sum subject to and in accordance with the relevant Funding 2 Priority of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priority of Payments have been paid, discharged and/or otherwise provided for in full.

6.9 Utilisation of Funding 2 Reserves: Funding 2 and the Cash Manager shall procure that, subject to and in accordance with the Funding 2 Priority of Payments, amounts standing to the credit of the Funding 2 Reserve Ledger or the Funding 2 Liquidity Reserve Ledger (if any) shall only be debited for the purposes as specified in Schedule 5 (Utilisation of Funding 2 Reserves).

6.10 Adjustment of Funding 2 Reserves: The Funding 2 Reserve Maximum Amount, the Target Reserve Required Amount and the Target Reserve Required Percentage may be as specified in paragraph 3 of Schedule 5 (Utilisation of Funding 2 Reserves).

7.   Enforcement

7.1 Notification: The Funding 2 Security Trustee shall, if reasonably practicable, give prior notification to the Seller, the Cash Manager and each Funding 2 Secured Creditor of the Funding 2 Security Trustee's intention to enforce the Funding 2 Security. However, the failure of the Funding 2 Security Trustee to provide such notification shall not in any way prejudice the ability of the Funding 2 Security Trustee to enforce the Funding 2 Security.

7.2  Enforceable:

     Without prejudice to the provisions of Clause 9 (Receiver) the Funding 2 Security shall become immediately enforceable and the power of sale and other powers conferred by Section 101 of the 1925 Act, as varied or amended by this Deed, shall be exercisable by the Funding 2 Security Trustee, in each case at any time:

     (a) upon the service on Funding 2 by the Funding 2 Security Trustee of a Funding 2 Intercompany Loan Enforcement Notice; or

     (b) if there are no Funding 2 Intercompany Loans outstanding, following a default in payment of any other Funding 2 Secured Obligation on its due date or within any applicable grace period following such due date stated in the relevant Funding 2 Transaction Document but subject always to any limited recourse provisions stated therein and to Clause 6.7 (No Enforcement by Funding 2 Secured Creditors and Limited Recourse) hereof.

7.3  Power of Sale:

     (a) Notwithstanding any other provision of this Deed, the Funding 2 Secured Obligations shall be deemed to have become due and payable for the purposes of Section 101 of the 1925 Act, and (to the extent applicable) the statutory power of sale and of appointing a receiver and other powers which are conferred on mortgagees under the 1925 Act as varied or extended by this Deed shall be deemed to arise immediately after execution of this Deed.

     (b) Section 103 of the 1925 Act shall not apply to this Deed and forthwith after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) the statutory power of sale, as extended by this Deed, and all other powers shall become immediately exercisable without notice to Funding 2 and the provisions of the 1925 Act regulating the power of sale shall, so far as they relate to the Funding 2 Charged Property, be varied and extended accordingly.

7.4 Discretionary Enforcement: Subject to the provisions of this Deed, the Funding 2 Security Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, Funding 2 or any other party to any of the Funding 2 Transaction Documents to enforce their obligations under any of the Funding 2 Transaction Documents. Subject to the provisions of this Deed, at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable), the Funding 2 Security Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce the Funding 2 Security.

7.5 Mandatory Enforcement: The Funding 2 Security Trustee shall not, and shall not be bound to, take any proceedings, actions or steps under or in connection with any of the Funding 2 Transaction Documents (including, without limitation, any steps to enforce the Funding 2 Security) unless:

     (a) it shall have been directed to do so by the Issuer Security Trustee(s) acting in accordance with the provisions of this Deed; or

     (b) if there are no Funding 2 Intercompany Loans outstanding, it shall have been directed to do so by the Funding 2 Secured Creditor which ranks highest in the Funding 2 Post-Enforcement Priority of Payments; and

     (c) in either case, it shall have been indemnified to its satisfaction against all liabilities, actions, proceedings, claims, costs, charges, damages and expenses to which it may become liable or which may be incurred by it in connection therewith.

7.6 Law of Property Act 1925: The provisions of the 1925 Act relating to the power of sale and the other powers conferred by Section 101(1) and (2) are hereby extended in relation to Funding 2 as if such extensions were contained in the 1925 Act such that at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) above, the Funding 2 Security Trustee may in its absolute discretion:

     (a) make demand in the name of the Funding 2 Secured Creditors or in its own right for any monies and liabilities in respect of the Funding 2 Charged Property;

     (b) enforce any rights it may have in respect of the whole or any part of the Funding 2 Charged Property in such manner and upon such terms as the Funding 2 Security Trustee shall think fit;

     (c) take possession of, get in and collect the Funding 2 Charged Property and perfect the interests comprised therein;

     (d) subject as expressly provided in Clause 7.7 (Restriction on Disposal of Charged Property), sell, transfer, convey, dispose of vary or otherwise deal with, and also to grant any option to purchase, and to effect exchanges of, the whole or any part of the Funding 2 Charged Property or any interest therein in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment or payment by instalments) as it may think fit and/or to concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Funding 2 Secured Creditor);

     (e) carry out any transaction, scheme or arrangement which the Funding 2 Security Trustee may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Funding 2 Charged Property;

     (f) do all or any of the things or exercise all or any of the powers, authorities and discretions conferred expressly or by implication on any Receiver under Clause 9.6 (Powers of the Receiver) or otherwise under this Deed; and

     (g) exercise all or any of the powers conferred on mortgagees by the 1925 Act as varied or extended by this Deed and any other rights and remedies that may be conferred by statute or common law or in equity on mortgagees or receivers.

7.7 Restriction on Disposal of Charged Property: Notwithstanding the foregoing provisions of this Clause 7 (Enforcement), if the Funding 2 Security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of any AAA Loan Tranche, the Funding 2 Security Trustee will not be entitled to dispose of all or part of the Funding 2 Charged Property unless either:

     (a) a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing under all AAA Loan Tranches of each Funding 2 Issuer and all prior ranking amounts due by each Funding 2 Issuer in accordance with the relevant Funding 2 Priority of Payments; or

     (b) the Funding 2 Security Trustee is of the opinion, which shall be binding on the Funding 2 Secured Creditors, reached after considering at any time and from time to time the advice of any financial or such other professional advisers selected by the Funding 2 Security Trustee for the purpose of giving such advice that the cashflow expected to be received by Funding 2 will not, or that there is a significant risk that it will not, be sufficient (as certified to it by Funding 2), having regard to any other relevant actual, contingent or prospective liabilities of Funding 2 to discharge in full in due course all amounts owing in respect of each AAA Loan Tranche and all prior ranking amounts due by each Funding 2 Issuer. The fees and expenses of the aforementioned financial adviser or such other professional adviser selected by the Funding 2 Security Trustee shall be paid by Funding 2,

     PROVIDED THAT if the Funding 2 Security Trustee is unable to obtain the advice referred to in paragraph (b) above having made reasonable efforts to do so, this Clause 7.7 (Restriction on Disposal of Funding 2 Charged Property) shall not apply.

     The Funding 2 Security Trustee shall not be bound to make the determination set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing,

7.8 Authorised Investments: Any monies which under the trusts of this Deed ought to or may be invested by the Funding 2 Security Trustee (or the Cash Manager on its behalf) after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) may be invested in the name or under the control of the Funding 2 Security Trustee in any Authorised Investments and the Funding 2 Security Trustee may at any time vary or transfer (or direct the Cash Manager to vary or transfer) any of such Authorised Investments for or into other such Authorised Investments as the Funding 2 Security Trustee in its absolute discretion may determine, and shall not be responsible (save where any loss results from the Funding 2 Security Trustee's fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions.

7.9 Scottish Trust Property: Funding 2 and the Mortgages Trustee hereby covenant and agree with and undertake to the Funding 2 Security Trustee that if at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable), the Funding 2 Security Trustee or any Receiver shall so require and subject to the terms of this Clause 7 (Enforcement), they will join together in directing the Seller to sell or dispose of all or any part of the Scottish Trust Property on terms previously approved by the Funding 2 Security Trustee and/or in causing the trusts constituted by all and any Scottish Trust Deeds to be wound up or performed and they will take all such actions and execute all such documents as may be necessary to effect such sale or disposal or winding up or performance and the distribution or transfer of the Scottish Trust Property or any part thereof in accordance with the terms of each Scottish Trust Deed, the Mortgages Trust Deed and this Deed. The Seller and the Mortgages Trustee hereby acknowledge and consent to the foregoing as trustee and beneficiary respectively in terms of each Scottish Trust Deed.

8.   Upon Enforcement

8.1 Service of Intercompany Loan Enforcement Notice: Subject to the provisions of the Funding 2 Transaction Documents (including, without limitation, Clause [15.9] (Acceleration) of the Global Intercompany Loan Agreement), in the event that a Funding 2 Intercompany Loan Enforcement Notice has been served (and not withdrawn) by the Funding 2 Security Trustee on Funding 2, the Funding 2 Security Trustee shall as soon as practicable serve a copy of that Funding 2 Intercompany Loan Enforcement Notice on the Funding 2 Secured Creditors.

8.2 Crystallisation: From and including the date when the Funding 2 Security Trustee serves a Funding 2 Intercompany Loan Enforcement Notice (which has not been withdrawn) on Funding 2:

     (a) notwithstanding any other provision hereof or of any other Funding 2 Transaction Document, no amount may be withdrawn from the Funding 2 Bank Accounts except with the prior written consent of the Funding 2 Security Trustee; and

     (b) (provided that the Mortgages Trustee and the Cash Manager have been notified of the service of a Funding 2 Intercompany Loan Enforcement Notice) no action whatsoever may be taken by the Mortgages Trustee in relation to or in respect of the Funding 2 Charged Property without the prior written consent of the Funding 2 Security Trustee save for any action required to preserve or protect the Mortgages Trustee's right, title or interest therein; and

     (c) if not already crystallised, but subject to any prohibition or restriction imposed by applicable law, any charge created by this Deed which is a floating charge shall crystallise provided that the floating charge created by this Deed shall not be crystallised solely as a result of obtaining a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court.

8.3 Funding 2 Post-Enforcement Priority of Payments: At any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) and provided that a Funding 2 Intercompany Loan Enforcement Notice has not been withdrawn, all Funding 2 Available Revenue Receipts, Funding 2 Available Principal Receipts and all other monies (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) paid to or received or recovered by or on behalf of Funding 2 or the Funding 2 Security Trustee or any Receiver appointed on its behalf, including all proceeds following any sale or realisation of the Funding 2 Charged Property or enforcement of the Funding 2 Security and all amounts (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) not previously distributed and/or standing to the credit of any Funding 2 Bank Account and all monies standing to the credit of the Funding 2 Reserve Ledger (if any) shall (if not already received by the Funding 2 Security Trustee) be paid to and held by the Funding 2 Security Trustee on trust to apply the same (save to the extent required otherwise by applicable law) in accordance with the rules and the order of priority of the Funding 2 Post-Enforcement Priority of Payments.

8.4  Certification of Amounts:

     (a) The Funding 2 Security Trustee shall be entitled to rely on (and to accept as conclusive evidence save in the case of manifest error) a certificate from each Funding 2 Secured Creditor as to the amounts owed to such Funding 2 Secured Creditor under the Funding 2 Transaction Documents. The Funding 2 Security Trustee shall not take into account for the purpose of the application of moneys in accordance with the Funding 2 Post-Enforcement Priority of Payments any amounts of which it has not been notified by the intended recipient on or prior to the date in question.

     (b) Each Funding 2 Secured Creditor will, at all times, promptly provide the Funding 2 Security Trustee and/or any Receiver on request with a certificate setting out detailed information as to the amount of the Funding 2 Secured Obligations to which such Funding 2 Secured Creditor is entitled and such other information as the Funding 2 Security Trustee and/or any Receiver may require to enable or facilitate the Funding 2 Security Trustee and/or any Receiver to perform its functions hereunder or under any of the Funding 2 Transaction Documents, such certificate to be in a form required by the

          Funding 2 Security Trustee and/or any Receiver. In determining the respective entitlements of the Funding 2 Secured Creditors hereunder, such certificates shall be binding on all of the Funding 2 Secured Creditors.

8.5 Retention Account: If the Funding 2 Security Trustee enforces the Funding 2 Security at a time when either no amounts or not all amounts owing in respect of the Funding 2 Secured Obligations have become due and payable or any of the Funding 2 Secured Obligations are at such time contingent or future obligations the Funding 2 Security Trustee or a Receiver may, for so long as no such amounts or not all such amounts have become due and payable or any of the Funding 2 Secured Obligations are at such time contingent or future obligations pay any monies referred to in Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments), as the case may be, into, and retain such monies in, an interest-bearing account (a "retention account") to be held by it as security and applied by it in accordance with Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments) as and when any of the amounts referred to therein become due and payable.

8.6 Funding 2 Security Trustee Rights upon Enforcement: In addition to any other rights expressly provided herein, for the period commencing upon the service of a Funding 2 Intercompany Loan Enforcement Notice and terminating upon the notification to the Funding 2 Secured Creditors by the Funding 2 Security Trustee that all Funding 2 Secured Obligations have been satisfied in full:

     (a) (provided such Funding 2 Secured Creditor has received a copy of, or other notice of the service on Funding 2 of, any such Funding 2 Intercompany Loan Enforcement Notice) each Funding 2 Secured Creditor agrees that it will pay to the Funding 2 Security Trustee or the Receiver, as the case may be, all monies received or recovered by such Funding 2 Secured Creditor otherwise than in accordance with Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments (whether by way of set-off or otherwise) in order that such amounts may be applied by the Funding 2 Security Trustee in accordance with Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments);

     (b) save as otherwise expressly provided in this Deed or as required by the Funding 2 Security Trustee, all payments under or arising from this Deed and all amounts payable to Funding 2 by any Funding 2 Secured Creditor under any Funding 2 Transaction Document shall be paid to the Funding 2 Security Trustee or to its order; (c) save as otherwise expressly provided in this Deed, all rights or remedies provided for by this Deed or available at law or in equity to the Funding 2 Secured Creditors are exercisable by the Funding 2 Security Trustee;

     (d) save as otherwise expressly provided in this Deed, all rights to compel performance of the Funding 2 Transaction Documents are exercisable by the Funding 2 Security Trustee; and

     (e) all payments in respect of the Funding 2 Secured Obligations shall operate in satisfaction pro tanto of Funding 2's covenants to the Funding 2 Secured Creditors.

8.7 Swap Collateral: Notwithstanding the foregoing provisions of Clause 7 (Enforcement) and this Clause 8 (Upon Enforcement), at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) and provided that a Funding 2 Intercompany Loan Enforcement Notice has not been withdrawn:

     (a) all Swap Collateral delivered to or received or recovered by or on behalf of Funding 2 or the Funding 2 Security Trustee or any Receiver appointed on its behalf pursuant to the Funding 2 Basis Rate Swap Agreement is deposited into a Funding 2 Swap Collateral Account; and

     (b) Swap Collateral may only be withdrawn from the relevant Funding 2 Swap Collateral Account for the purpose of (A) returning Swap Collateral to the Funding 2 Basis Rate Swap Provider pursuant to the terms of the Funding 2 Basis Rate Swap Agreement or (B) applying Swap Collateral in or towards satisfaction of the Funding 2 Basis Rate Swap Provider's obligations under the Funding 2 Basis Rate Swap Agreement.

     If, in relation to Swap Collateral, there is any conflict between the terms of the Funding 2 Basis Rate Swap Agreement, the Cash Management Agreement and/or this Deed, the terms of the Funding 2 Basis Rate Swap Agreement shall apply.

8.8 Swap Replacement Premium: Notwithstanding the foregoing provisions of Clause 7 (Enforcement) and this Clause 8 (Upon Enforcement), at any time, any Swap Replacement Premium received by Funding 2 from a replacement swap provider upon entry into a swap agreement replacing the Funding 2 Basis Rate Swap Agreement shall firstly be applied in payment of any termination payment due and payable to the Funding 2 Basis Rate Swap Provider following the termination of the Funding 2 Basis Rate Swap Agreement. Any amount of such Swap Replacement Premium not applied in or towards payment of such termination payment will form part of Funding 2 Available Revenue Receipts.

9.   Receiver

9.1 Appointment: At any time after the Funding 2 Security becomes enforceable, and whether or not the Funding 2 Security Trustee has taken possession of the Funding 2 Charged Property, the Funding 2 Security Trustee may appoint, in addition to all statutory and other powers of appointment, by writing or by deed, such person or persons (including an officer or officers of the Funding 2 Security Trustee) as the Funding 2 Security Trustee thinks fit to be a receiver, a receiver and manager or an administrative receiver of the Funding 2 Charged Property or any part thereof (each a "Receiver") and, in the case of an appointment of more than one person, to act together or independently of the other or others.

9.2 Removal and Replacement: Except as otherwise required by statute, the Funding 2 Security Trustee may by writing or by deed remove a Receiver appointed by it whether or not appointing another in its place and may also appoint another Receiver to act with any other Receiver or to replace any Receiver who resigns, retires or otherwise ceases to hold office.

9.3 Extension of Appointment: The exclusion of any part of the Funding 2 Charged Property from the appointment of the Receiver shall not preclude the Funding 2 Security Trustee from subsequently extending its appointment (or that of the Receiver replacing it) to that part of the Funding 2 Charged Property or appointing another Receiver over any other part of the Funding 2 Charged Property.

9.4 Agent of Funding 2: The Receiver shall, so far as the law permits, be the agent of Funding 2 and (subject to any restriction or limitation imposed by law) Funding 2 alone shall be responsible for the Receiver's contracts, engagements, acts, omissions, misconduct, negligence or default and for liabilities incurred by it; and in no circumstances whatsoever shall the Funding 2 Security Trustee or any Funding 2 Secured Creditor be in any way responsible for or incur any liability in connection with its contracts, engagements, acts, omissions, misconduct, negligence or default, and if a liquidator of Funding 2 shall be appointed, the Receiver shall act as principal and not as agent for the Funding 2 Security Trustee. Notwithstanding the generality of the foregoing, such Receiver shall in the exercise of its powers, authorities and discretions conform to the regulations (if any) from time to time made and given by the Funding 2 Security Trustee.

9.5 Remuneration: Subject as provided otherwise by applicable law, the remuneration of the Receiver shall be fixed by the Funding 2 Security Trustee and may be or include a commission calculated by reference to the gross amount of all monies received or otherwise. Such remuneration and such commission) (if any) shall be payable hereunder by Funding 2 alone subject always to Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments) and the amount of such remuneration shall form part of the Funding 2 Secured Obligations and shall accordingly be secured by the Funding 2 Security.

9.6 Powers of the Receiver: The Receiver of Funding 2, in addition to any powers conferred on an administrative receiver, receiver, manager or receiver and manager by statute or common law, shall have the power to:

     (a)  take possession of, get in and collect the Funding 2 Charged
          Property;

     (b) subject as expressly provided in Clause 7.7 (Restriction on Disposal of Funding 2 Charged Property), sell, transfer, convey, license, release or otherwise dispose of vary or deal with, and also to grant any option to purchase, and to effect exchanges of, the whole or any part of Funding 2 Charged Property or any interest therein and to grant or accept surrenders, disclaimers and variations in relation to or otherwise affecting the Funding 2 Charged Property in each case in such manner, for such consideration (if any) and generally upon such terms (including by deferred payment or payment by instalments) as it may think fit and/or to concur in any of the foregoing (and nothing shall preclude any such disposal being made to a Funding 2 Secured Creditor);

     (c) carry out any transaction, scheme or arrangement which the Funding 2 Security Trustee may, in its absolute discretion, consider appropriate with a view to or in connection with the sale of the Funding 2 Charged Property;

     (d) insure the Funding 2 Charged Property against such risks and for such amounts as the Funding 2 Security Trustee may consider prudent and to obtain bonds and performance guarantees;

     (e) otherwise protect, maintain or improve, the Funding 2 Charged Property or any part thereof in any manner and for any purpose whatsoever as it shall think fit;

     (f) transfer all or any of the Funding 2 Charged Property and/or any of the liabilities to any other company or body corporate, whether or not formed or acquired for the purpose (and whether or not a subsidiary or associated company of the Funding 2 Security Trustee or any other party to the Funding 2 Transaction Documents) and to form a subsidiary or subsidiaries of Funding 2;

     (g) carry on and manage or concur in managing or appoint a manager of, the whole or any part of the business of Funding 2 in such manner as it shall in its absolute discretion think fit including the power to enter into any contract and to perform, repudiate, rescind or vary any contract to which Funding 2 is a party;

     (h) sell or concur in selling the whole or any part of Funding 2's business whether as a going concern or otherwise;

     (i) appoint, dismiss, engage or vary the terms of employment of any employees, managers, agents or advisers of Funding 2 upon such terms as to remuneration and otherwise for such periods as it may in its absolute discretion think fit;

     (j) in connection with the exercise or proposed exercise of any of its powers or in order to obtain payment of its remuneration or reimbursement of its expenses (in each case, whether or not already due), to borrow or raise money from any person, without security or on the security of the Funding 2 Charged Property (either in priority to the Funding 2 Security or otherwise) and generally in such manner and on such terms as it may think fit;

     (k) bring, defend, submit to arbitration, negotiate, compromise, enforce, abandon and settle actions, suits, claims and proceedings concerning or affecting the Funding 2 Charged Property or the Funding 2 Security;

     (l) exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Funding 2 Charged Property or incidental to the ownership of or rights in or to any of the Funding 2 Charged Property and to complete or effect any transaction entered into by Funding 2 or disclaim, abandon or modify all or any of the outstanding contracts or arrangements of Funding 2 relating to or affecting the Funding 2 Charged Property;

     (m) generally carry out, or cause to be carried out any transaction or scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Funding 2 Charged Property which it may consider expedient as effectual as if it were solely and absolutely entitled to the Funding 2 Charged Property;

     (n) in connection with the exercise of any of its powers, execute or do, or cause or authorise to be executed or done, on behalf of or in the name of Funding 2 or otherwise, as it may think fit, all documents, acts or things, acts or things which it may consider appropriate;

     (o) redeem, discharge or compromise any security whether or not having priority to the security created hereunder;

     (p) enter into covenants, guarantees, commitments, indemnities and other obligations or liabilities as it shall think fit;

     (q) pay and discharge out of the profits and income of the Funding 2 Charged Property and the monies to be made by it carrying on any such business as aforesaid the expenses in and about the carrying on and management of such business or in the exercise of any of the powers conferred by this Clause 9 (Receiver) or otherwise in respect of the Funding 2 Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or monies in the manner provided by Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments); and

     (r) exercise any other powers, rights and/or remedies that may be available at law or in equity including the powers referred to in
          Schedule 1 (and where applicable, Schedule 2) of the Insolvency Act 1986.

9.7 Security: The Funding 2 Security Trustee may from time to time and at any time require any such Receiver to give security for the due performance of its duties and may fix the nature and amount of the security to be so given but the Funding 2 Security Trustee shall not be bound in any such case to require any such security.

9.8 Application by Receiver: Save so far as otherwise directed by the Funding 2 Security Trustee, all monies from time to time received by such Receiver shall be paid over to the Funding 2 Security Trustee to be held by it on the trusts declared under this Deed and to be distributed in accordance with Clause 8.3 (Funding 2 Post-Enforcement Priority of Payments) and Schedule 3 (Funding 2 Priority of Payments).

9.9 Payment to Receiver: The Funding 2 Security Trustee may pay over to such Receiver any monies constituting part of the Funding 2 Charged Property to the intent that the same may be applied for the purposes of this Deed by such Receiver and the Funding 2 Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of its duties as such Receiver.

9.10 No Restrictions: None of the restrictions imposed by the 1925 Act in relation to the appointment of receivers or the giving of notice or otherwise shall apply in relation to the Receiver.

9.11 Appointment of Administrator:

     (a) Subject to any relevant provisions of the Insolvency Act 1986, the Funding 2 Security Trustee may, by any instrument or deed of appointment, appoint one or more persons to be the administrator of Funding 2 at any time after:

          (i)  the service of a Funding 2 Intercompany Loan Enforcement
               Notice; or

          (ii) being requested to do so by Funding 2; or

         (iii) any application having been made to the court for an administration order under the Insolvency Act 1986; or

          (iv) any person having ceased to be an administrator as a result of any event specified in paragraph 90 of Schedule B1 to the Insolvency Act 1986; or

          (v) any notice of intention to appoint an administrator having been given by any person or persons entitled to make such appointment under the Insolvency Act 1986.

     (b) Where any such appointment is made at a time when an administrator continues in office, the administrator shall act either jointly or concurrently with the administrator previously appointed hereunder, as the appointment specifies.

     (c) Subject to any applicable order of the Court, the Funding 2 Security Trustee may replace any administrator, or seek an order replacing the administrator, in any manner allowed by the Insolvency Act 1986.

     (d) Where the administrator was appointed by the Funding 2 Security Trustee under paragraph 14 of Schedule B1 to the Insolvency Act 1986, the Funding 2 Security Trustee may, by notice in writing to Funding 2, replace the administrator in accordance with paragraph 92 of Schedule B1 to the Insolvency Act 1986.

     (e) Every such appointment shall take effect at the time and in the manner specified by the Insolvency Act 1986.

     (f) If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as administrators of the same assets or income, such administrators may act jointly or concurrently as the appointment specifies so that, if appointed to act concurrently, each one of such administrators shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the functions conferred on an administrator by the Insolvency Act 1986.

     (g) Every administrator shall have all the powers of an administrator under the Insolvency Act 1986.

     (h) In exercising his functions hereunder and under the Insolvency Act 1986, the administrator acts as agent of Funding 2 and does not act as agent of the Funding 2 Security Trustee.

     (i) Every administrator shall be entitled to remuneration for his services in the manner fixed by or pursuant to the Insolvency Act 1986 or the Insolvency Rules 1986.

9.12 Administration: Upon application being made to a court of competent jurisdiction for an administration order or the service of a notice of intention to appoint an administrator or the filing of documents with the court for the appointment of an administrator in relation to Funding 2 or other order having substantially the same effect to be made on application by a creditor or creditors of Funding 2, the Funding 2 Security Trustee shall (except in the circumstances where the Funding 2 Security Trustee has taken steps to appoint an administrator in accordance with Clause 9.11 (Appointment of Administrator)), subject to it being indemnified to its satisfaction, as soon as practicable appoint a Receiver in accordance with this Deed (who shall, to the extent permitted by law, be an "administrative receiver" under Section 29 (2) of the Insolvency Act 1986) of the whole of the Funding 2 Charged Property and, in the case of any application to the court or petition, the Funding 2 Security Trustee shall instruct the Receiver to attend at the hearing of the application or the petition and take such steps as are necessary to prevent the appointment of an administrator. The Funding 2 Secured Creditors shall co-operate and do all acts and enter into such further documents, deeds or agreements as the Funding 2 Security Trustee may deem necessary or desirable to ensure that an administration order is not made or that an administrator is not otherwise appointed and that an administrative receiver is appointed. Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created hereunder.

10.  Further Assurance and Power of Attorney

10.1 Further Assurance: Funding 2 covenants with and undertakes to the Funding 2 Security Trustee from time to time (notwithstanding that the security may not have become enforceable and the Funding 2 Security Trustee may not have served a Funding 2 Intercompany Loan Enforcement Notice) upon demand:

     (a) to execute, at Funding 2's cost, any document or do any act or thing which the Funding 2 Security Trustee or any Receiver may specify (including executing such Security Interests over its rights in and over the Funding 2 Charged Property and any other assets of Funding 2 in such form as the Funding 2 Security Trustee and/or any Receiver may require) with a view to:

          (i) registering, perfecting, protecting or improving any charge or security or Security Interest created or intended to be created by or pursuant to this Deed (including any act or document which may be required or desirable under the laws of any jurisdiction in which any property or assets may be located in order to confer on the Funding 2 Security Trustee security over such property and assets equivalent or similar to the security intended to be conferred by or pursuant to this Deed) and in such form as the Funding 2 Security Trustee or the Receiver may specify; and/or

          (ii) facilitating the realisation of or enforcement of rights of, all or any part of the Funding 2 Charged Property or the exercise, or proposed exercise, of any of the powers, duties or discretions vested or intended to be vested in the Funding 2 Security Trustee or such Receiver by or pursuant to this Deed or doing any act or thing deemed necessary by the Funding 2 Security Trustee or the Receiver,

          (b) to give or join in giving or procuring the giving of any notices to any persons and obtain or procure that there is obtained any necessary acknowledgements in relation to such notices, all in such form as the Funding 2 Security Trustee or the Receiver may require and at the cost of Funding 2, and for the purpose of this Clause 10.1 (Further Assurance) a certificate in writing signed by the Funding 2 Security Trustee to the effect that any particular assurance or thing is required by it shall be conclusive evidence of that fact.

10.2 Execution of Power of Attorney: Immediately upon execution of this Deed, Funding 2 shall execute and deliver to the Funding 2 Security Trustee the Power of Attorney in or substantially in the form set out in Schedule 1.

10.3 Charged Property on Trust: To the extent permitted to do so under the Funding 2 Transaction Documents, for the purpose of giving effect to this Deed, Funding 2 hereby declares that, after service of a Funding 2 Intercompany Loan Enforcement Notice, it will hold all the Funding 2 Charged Property (subject to the right of redemption) upon trust to convey, assign or otherwise deal with such Funding 2 Charged Property in such manner and to such person as the Funding 2 Security Trustee shall direct pursuant to this Deed, and declares that it shall be lawful for the Funding 2 Security Trustee to appoint a new trustee or trustees of the Funding 2 Charged Property in place of Funding 2.

11.  Crystallisation

11.1 Notice: In addition and without prejudice to any other event resulting in a crystallisation of the floating charge created by this Deed or any other right the Funding 2 Security Trustee may have, but subject to any prohibition or restriction imposed by applicable law, the Funding 2 Security Trustee may, by notice in writing to Funding 2, declare that the floating charge hereby created shall be converted into first specific fixed charges over such of the undertaking, property and assets of Funding 2 as the Funding 2 Security Trustee may specify in such notice at any time if:

     (a) a Potential Funding 2 Intercompany Loan Event of Default has occurred; or

     (b) it believes that the Funding 2 Charged Property or any part thereof is in danger of being seized or sold under any form of distress, execution or diligence levied or is otherwise in jeopardy or;

     (c) it considers that it is desirable in order to protect the priority of the Funding 2 Security,

     provided that the floating charge created under this Deed may not be converted into a fixed charge or charges solely as a result of obtaining a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court.

11.2 Automatic Crystallisation: In addition and without prejudice to any other event resulting in a crystallisation of the floating charge contained herein and without prejudice to any rule of law which may have a similar effect, but subject to any prohibition or restriction imposed by applicable law, the floating charge created under this Deed shall automatically and without notice be converted with immediate effect into a fixed charge as regards:

     (a) all property, assets or undertaking of Funding 2, subject to the floating charge, upon:

          (i) Funding 2 ceasing to carry on its business or a material part thereof as a going concern;

          (ii) the presentation of a petition for the compulsory winding-up of Funding 2;

         (iii) the convening of a meeting for the passing of a resolution for the voluntary winding-up of Funding 2;

          (iv) the making of an application for an administration order or the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator in relation to Funding 2;

          (v) the presentation or making of an application for a warrant of execution, writ of fieri facias, garnishee order or charging order in respect of any of the assets of Funding 2 subject to the floating charge;

          (vi) the occurrence of a Funding 2 Intercompany Loan Event of Default; and/or

     (b) any property, assets or undertaking of Funding 2, which become subject to an Encumbrance in favour of any person other than the Funding 2 Security Trustee or which is/are the subject of a sale, transfer or other disposition, in either case, contrary to the covenants and undertakings contained in the Funding 2 Transaction Documents, immediately prior to such Encumbrance arising or such sale, transfer or other disposition being made, provided that the floating charge created under this Deed may not be converted into a fixed charge or charges solely as a result of obtaining a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court.

12.  Provisions relating to the Security

12.1 Continuing Security: The Funding 2 Security shall be:

     (a) in addition to and independent of and shall not operate so as to prejudice or affect or merge in any other security, right of recourse or other right whatsoever which may be held by any of the Funding 2 Secured Creditors or the Funding 2 Security Trustee on their behalf in respect of the whole or any part of the Funding 2 Secured Obligations and shall not be affected by any release, reassignment, retrocession or discharge of such other security; and

     (b) a continuing security for the Funding 2 Secured Obligations and shall remain in force as continuing security for the Funding 2 Secured Creditors and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Funding 2 Secured Obligations or the existence at any time of a credit balance on any current or other account or any other matter or thing whatsoever.

12.2 Consolidation: Section 93 of the 1925 Act shall not apply in relation to the Funding 2 Security.

12.3 Ruling Off: If the Funding 2 Security Trustee receives notice of any Encumbrance affecting the whole or any part of the Funding 2 Charged Property or any security granted hereunder in contravention of the provisions hereof:

     (a) the Funding 2 Security Trustee may open a new account in the name of Funding 2 and, if it does not, it shall nevertheless be deemed to have done so at the time it received such notice; and

     (b) all payments made by Funding 2 to the Funding 2 Security Trustee after the Funding 2 Security Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Funding 2 Secured Obligations as at the time the Funding 2 Security Trustee received such notice.

12.4 Avoidance of Payments: Any settlement, discharge or release between (a) Funding 2 and (b) the Funding 2 Security Trustee or any Receiver (the "Relevant Person(s)") shall be conditional upon no security or payment granted or made to the Relevant Person(s) by Funding 2 or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of such security or payment being so avoided or reduced, the Relevant Person(s) shall be entitled to recover the value or amount of such security or payment from Funding 2 and from the security subsequently as if such settlement, discharge or release had not occurred.

12.5 Retention of Charges: If the Funding 2 Security Trustee shall have reasonable grounds for believing that Funding 2 may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986 (and production of a solvency certificate of a duly authorised officer of Funding 2 shall be prima facie evidence of the solvency of Funding 2) as at the date of any payment made by Funding 2 to the Funding 2 Security Trustee or otherwise in respect of the Funding 2 Secured Obligations and that as a result, such payment may be capable of being avoided or clawed back, the Funding 2 Security Trustee shall be at liberty to retain the charges contained in or created pursuant to this Deed until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Funding 2 Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Funding 2 Security Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition or an application shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of Funding 2, or if Funding 2 shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against Funding 2, as the case may be, the Funding 2 Security Trustee shall be at liberty to continue to retain such security for such further period as the Funding 2 Security Trustee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Funding 2 Security Trustee of all Funding 2 Secured Obligations.

12.6 Possession: Entry into possession of the Funding 2 Charged Property or any part thereof shall not render the Funding 2 Security Trustee or any Receiver of Funding 2 liable to account as mortgagee or creditor in possession for anything except actual receipts. If and whenever the Funding 2 Security Trustee or the Receiver enters into possession of the Funding 2 Charged Property, it shall be entitled at any time to go out of such possession.

12.7 Change of Name, etc.: This Deed shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Funding 2 Security Trustee or Funding 2 or any amalgamation, merger or consolidation by the Funding 2 Security Trustee or Funding 2, with any other corporation (whether, in the case of Funding 2, permitted under the Funding 2 Transaction Documents or not).

13.  Protection of Third Parties

13.1 No Enquiry: No purchaser from, or other person dealing with, the Funding 2 Security Trustee or a Receiver shall be concerned to enquire whether any of the powers exercised or purported to be exercised under this Deed has arisen or become exercisable, whether the Funding 2 Secured Obligations remain outstanding or have become payable, whether the Funding 2 Security Trustee or the Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power; and the title and the position of such a purchaser or other person shall not be impeachable by reference to any of those matters and all the protection to purchasers contained in Sections 104 and 107 of the 1925 Act shall apply to any person purchasing from or dealing with the Funding 2 Security Trustee or any such Receiver.

13.2 Receipts to Third Parties: Upon any sale, calling in, collection, enforcement or other realisation of the Funding 2 Charged Property in accordance with the terms hereof and upon any other dealing or transaction under or pursuant to this Deed, the receipt of the Funding 2 Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser or other person dealing with the Funding 2 Security Trustee or such Receiver and shall relieve it of any obligation to see to the application of any monies paid to or by the direction of the Funding 2 Security Trustee or such Receiver.

14.  Set-Off

     The Funding 2 Security Trustee may at any time following the service of a Funding 2 Intercompany Loan Enforcement Notice without notice and notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any existing accounts of Funding 2 whether in its own name or jointly with others and held by it or any Funding 2 Secured Creditor and may set-off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to Funding 2 from the Funding 2 Security Trustee or relevant Funding 2 Secured Creditor and whether or not the credit balance and the account in debit or the Funding 2 Secured Obligations are expressed in the same currency in which case the Funding 2 Security Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Funding 2 Secured Obligations (and on or at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) the Funding 2 Security Trustee may make such application notwithstanding any specified maturity of any deposits) but subject always to the Funding 2 Priority of Payments and may in its absolute discretion estimate the amount of any liability of Funding 2 which is contingent or unascertained and thereafter set-off such estimated amount and no amount shall be payable by the Funding 2 Security Trustee to Funding 2 unless and until all Funding 2 Secured Obligations have been ascertained and fully repaid or discharged.

15.  Representations and Covenants

15.1 Representations and Warranties:

     (a) Funding 2 hereby represents to the Funding 2 Security Trustee that it is, as of the date hereof, the beneficial owner of all of the Funding 2 Charged Property free and clear of all liens, claims, charges or Encumbrances except for the Funding 2 Security, and undertakes that it will retain all rights associated with ownership of the Funding 2 Charged Property free and clear of all liens, claims, charges and Encumbrances except for the Funding 2 Security.

     (b) Funding 2 represents that it has taken all necessary steps to enable it to create the Funding 2 Security in accordance with this Deed and has taken no action or steps which will or may prejudice its right, title and interest in, to and under the Funding 2 Charged Property.

     (c) Funding 2 represents that is Centre of Main Interests (as defined in the EU Regulation) is in the UK.

15.2 Negative Covenants: Funding 2 hereby undertakes that, for so long as any Funding 2 Secured Obligation remains outstanding, Funding 2 shall not, save to the extent contemplated in or provided in the Funding 2 Transaction Documents or unless it has obtained the prior written consent of the Funding 2 Security Trustee:

     (a) open or maintain any bank account or deposit account with any bank or any other financial institution other than the Funding 2 Bank Accounts or the Funding 2 Swap Collateral Accounts or close the Funding 2 Bank Accounts or the Funding 2 Swap Collateral Accounts other than in accordance with the Funding 2 Transaction Documents;

     (b) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein or agree or purport to do any of the foregoing, other than as provided for pursuant to the Funding 2 Transaction Documents;

     (c) create or permit to subsist any Security Interest over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Funding 2 Transaction Documents provided that upon it making available any Loan Tranche or entering into any new Funding 2 Intercompany Loan Agreement, or entering into any Bridging Arrangement Funding 2 shall be entitled to create the Security Interests (if any) contemplated under the applicable Deed of Accession;

     (d) engage in any activities in the United States (directly or through agents), nor derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles; or

     (e) consent to any amendment to, or agree to waive or authorise any breach of any provision of any of the Funding 2 Transaction Documents without the prior written consent of the Funding 2 Security Trustee.

15.3 Positive covenants: Funding 2 covenants and undertakes with the Funding 2 Security Trustee for the benefit of the Funding 2 Secured Creditors that it shall:

     (a) file or procure the filing with the Registrar of Companies pursuant to Chapter I of Part XII of the Companies Act 1985 of duly completed Forms 395 together with an executed original of this Funding 2 Deed of Charge and the required fee within 21 days after the date of this Funding 2 Deed of Charge;

     (b) on the date hereof join with the Funding 2 Security Trustee in giving notice of the assignments by way of security and the security created under or pursuant to this Deed to each of the Seller, the Administrator, Funding, the Security Trustee and each Collection Bank and any other party to any Funding 2 Transaction Document not being a party to this Deed, and on any date hereafter (to the extent only that such notice and acknowledgement is not given under or pursuant to this Deed) join with the Funding 2 Security Trustee in giving notice of the assignments by way of security and the security created under this Deed to any party to a Funding 2 Transaction Document entered into by Funding 2 after the date hereof, in the form (or substantially in the form) set out in Schedule 4 (Form of Notice of Assignment);

     (c) cause to be prepared and certified by its auditors in respect of each Financial Year accounts in such form as will comply with relevant legal and accounting requirements for the time being;

     (d) at all times keep or procure the keeping of such books of account and records as may be necessary to comply with all applicable laws and so as to enable financial statements to be prepared and allow the Funding 2 Security Trustee and any person or persons appointed by the Funding 2 Security Trustee free access to such books of account and records at all reasonable times during normal business hours upon reasonable notice in writing, provided that such inspection shall only be for the purposes of carrying out its duties under this Deed and any information so obtained shall only be used and passed on to any other person for the purpose of the Funding 2 Security Trustee carrying out its duties under this Deed;

     (e) give notice in writing to the Funding 2 Security Trustee of the occurrence of any Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default immediately upon becoming aware thereof and without waiting for the Funding 2 Security Trustee to take any further action;

     (f) immediately on receipt or notice of the same, supply to the Funding 2 Security Trustee full details of any application to the court for an administration order under paragraph 10 of Schedule B1 of the Insolvency Act 1986 made in respect of Funding 2 and (without prejudice to paragraph 12(2) of Schedule B1 to the Insolvency Act
          1986) of any proposed or actual appointment of an administrator by the holder of a qualifying floating charge (within the meaning of paragraph 14 of Schedule B1 to the Insolvency Act 1986) or (without prejudice to paragraph 26(1) of Schedule B1 to the Insolvency Act
          1986) by Funding 2 or its directors;

     (g) give to the Funding 2 Security Trustee (i) within seven days after demand by the Funding 2 Security Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year and in any event not later than the date required by statute to file or publish (whichever is earlier) such audited accounts after the end of each such Financial Period a certificate signed by two directors of Funding 2 to the effect that as at a date not more than seven days before delivering such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Funding 2 Intercompany Loan Event of Default or any Potential Funding 2 Intercompany Loan Event of Default (or if such then exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate Funding 2 has complied with all its obligations contained in this Deed and each of the other Funding 2 Transaction Documents or (if such is not the case) specifying the respects in which it has not so complied;

     (h) at all times execute all such further documents and do all such further acts and things as may in the opinion of the Funding 2 Security Trustee be necessary at any time or times to give effect to the terms and conditions of this Deed and the other Funding 2 Transaction Documents;

     (i) at all times comply with the provisions of this Deed and the other Funding 2 Transaction Document which are expressed to be binding on it and to observe and perform the same;

     (j) so far as permitted by applicable law, at all times give to the Funding 2 Security Trustee such information as it requires for the performance of its functions;

     (k) duly and promptly pay and discharge all Taxes imposed upon it or its assets unless such Taxes are, in the opinion of the Funding 2 Security Trustee, being contested in good faith by Funding 2;

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

     (l) in the event of termination of the Funding 2 Bank Account Agreement, subject to and in accordance with the provisions of the Funding 2 Bank Account Agreement use its reasonable endeavours to enter into a replacement Funding 2 Bank Account Agreement;

     (m) in the event of termination of the Cash Management Agreement, subject to and in accordance with the provisions of the Cash Management Agreement, use its reasonable endeavours to enter into a replacement Cash Management Agreement;

     (n) in the event of the termination of the Funding 2 Basis Rate Swap Agreement, notify the Funding 2 Security Trustee and the Rating Agencies and use reasonable endeavours to enter into a replacement basis rate swap agreement upon terms acceptable to the Rating Agencies and the Funding 2 Security Trustee with a swap provider whom the Rating Agencies have previously confirmed, to Funding 2 and the Funding 2 Security Trustee, will not cause the then current ratings of the Notes of any Funding 2 Issuer to be downgraded, withdrawn or qualified; and

     (o) at all times have its Centre of Main Interests (as defined in the EU Regulation) in the UK.

16.  Terms of Appointment

16.1 By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as set out in the following provisions of this Clause 16 (Terms of Appointment).

16.2 Reliance on Information:

     (a) The Funding 2 Security Trustee may in relation to this Deed act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert in the United Kingdom or elsewhere, whether obtained by the Funding 2 Security Trustee or any Receiver, and shall not be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, facsimile reproduction or in any other form and the Funding 2 Security Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest.

     (b) The Funding 2 Security Trustee may call for and shall be entitled to rely upon, unless any of its officers in charge of the administration of this Deed shall have actual knowledge or express notice to the contrary, a certificate signed by two directors of Funding 2 or a certificate of any other person in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed or the other Funding 2 Transaction Documents and to call for and rely upon, unless any of its officers in charge of the administration of this Deed shall have actual knowledge or express notice to the contrary, a certificate of Funding 2 or any other person as to any other fact or matter prima facie within the knowledge of Funding 2 or such person as sufficient evidence thereof and the Funding 2 Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so.

     (c) The Funding 2 Security Trustee may call for and shall be entitled to rely, unless any of its officers in charge of the administration of this Deed shall have actual knowledge or express notice to the contrary, upon any document provided to it by Funding 2, the Mortgages Trustee or the Cash Manager in respect of every matter and circumstance prima facie within the knowledge of Funding 2, the Mortgages Trustee or the Cash Manager and the Funding 2 Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so.

     (d) The Funding 2 Security Trustee shall be entitled to act on any Principal Directions provided in accordance with Clause 16.9 (Funding Security Trustee to act on Issuer Security Trustee direction) without further enquiry and to assume that any such Principal Directions are (a) given in accordance with the provisions of this Deed and (b) given, where appropriate, in accordance with the directions of the Noteholders of the relevant class, and the Funding 2 Security Trustee shall not be liable to any person for any action taken or omitted under or in connection with this Deed in accordance with any such Principal Directions. The Funding 2 Security Trustee shall be entitled to act upon any notice, request or other communication of any party to this Deed for the purposes of this Deed or any of the Transaction Documents if such notice, request or other communication purports to be signed or sent by or on behalf of any authorised signatory of such party.

16.3 Powers and Duties:

     (a) The Funding 2 Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the nature, status, creditworthiness or solvency of Funding 2. Each Funding 2 Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of Funding 2 and the Funding 2 Security Trustee shall not at any time have any responsibility for the same and each Funding 2 Secured Creditor shall not rely on the Funding 2 Security Trustee in respect thereof.

     (b) The Funding 2 Security Trustee shall not be responsible for the scope or accuracy of any recitals, statements, warranty, representation or covenant of any party (other than the Funding 2 Security Trustee) contained herein or in any other Funding 2 Transaction Document or any other document entered into in connection therewith and shall assume the accuracy and correctness thereof.

     (c) The Funding 2 Security Trustee shall (save as expressly otherwise provided herein or in the other Transaction Documents) as regards all trusts, powers, authorities and discretions vested in it by this Deed, the other Transaction Documents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Funding 2 Security Trustee shall not be responsible for any liability that may result from the exercise or non-exercise thereof but whenever the Funding 2 Security Trustee is under the provisions of this Deed bound to act at the request or direction any party, the Funding 2 Security Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

     (d) The Funding 2 Security Trustee may accept without enquiry, requisition or objection such title as Funding 2 may have to the Funding 2 Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into or be liable for any defect or failure in the right or title of Funding 2 to the Funding 2 Charged Property or any part thereof from time to time whether or not any defect was known to the Funding 2 Security Trustee or might have been discovered upon examination, inquiry or investigation and whether or not capable of remedy.

     (e) The Funding 2 Security Trustee shall not be responsible for exercising the rights of any of the parties under the Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Transaction Documents.

     (f) The Funding 2 Security Trustee shall not be bound to give notice to any person of the execution of this Deed nor shall it have any duty to make any investigation in respect of or in any way be liable whatsoever for the registration, filing, protection or perfection of the Funding 2 Security or Funding 2 Transaction Documents relating to the Funding 2 Charged Property or the priority of the security thereby and shall not be liable for any failure, omission or defect in perfecting, protecting, procuring the registration of or further assuring the security created or purported to be created by or pursuant to this Deed or other documents entered into in connection herewith.

     (g) The Funding 2 Security Trustee shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the Funding 2 Charged Property or any other document.

     (h) The Funding 2 Security Trustee shall be under no obligation to monitor or supervise and shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the performance or observance by Funding 2 or any other person of the provisions of this Deed or any other Funding 2 Transaction Document and shall be entitled to assume that each person is properly performing and complying with its obligations.

     (i) The Funding 2 Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Funding 2 Charged Property.

     (j) The Funding 2 Security Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under this Deed or under any of the other Funding 2 Transaction Documents save where the same arises as a result of the Funding 2 Security Trustee's fraud, wilful default or gross negligence.

     (k) The Funding 2 Security Trustee shall have no responsibility whatsoever to any Funding 2 Secured Creditor as regards any deficiency which might arise because the Funding 2 Security Trustee is subject to any Tax in respect of the Funding 2 Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Funding 2 Secured Creditor.

     (l) The Funding 2 Security Trustee will not be responsible or liable for any inadequacy or unfitness of any Funding 2 Charged Property as security or any decline in value or any loss realised upon any disposition of the Funding 2 Charged Property.

     (m) The Funding 2 Security Trustee shall not be obliged to perfect the legal title to any Mortgage in its name or any of the Related Security if, in its opinion, such perfection would or might result in the Funding 2 Security Trustee becoming liable to or incurring any obligation to Funding 2 under a Mortgage or any of the Related Security and/or in its opinion, there is or would be insufficient cash to discharge, in accordance with the provisions of this Deed such liabilities or obligations as and when they arise.

     (n) Notwithstanding the generality of the above, the Funding 2 Security Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of any of the Transaction Documents or any of the documents relating to the Mortgage Loans or Mortgages or other documents entered into in connection therewith or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto nor shall it be responsible or liable to any person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Funding 2 Security Trustee shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

          (i) the nature, status, creditworthiness or solvency of Funding 2 or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to Funding 2;

          (ii) the title, ownership, value, sufficiency or existence of any Mortgaged Property;

         (iii) the registration, filing, protection or perfection of any Mortgage Loans or Mortgages or the priority of the security created thereby whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

          (iv) the scope or accuracy of any representation, warranties or statements made by or on behalf of Funding 2 in any application for any advance or in any mortgage or charge or any document entered into in connection therewith;

          (v) the performance or observance by Funding 2 or any other person of any provisions of any Mortgage Loans or Mortgages or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

          (vi) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with Mortgage Loans or Mortgages;

         (vii) the title of the Seller or the Mortgages Trustee to Mortgage Loans or Mortgages;

        (viii) the suitability, adequacy or sufficiency of any Lending Criteria and any arrears and enforcement procedures operated by the Seller or compliance therewith or compliance with any applicable criteria for any Further Advances or the legality or recoverability or enforceability thereof or the priority of the security in relation thereto;

          (ix) the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the Mortgage Loans or Mortgages and any documents connected therewith or the making of any advance intended to be secured thereby, with the relevant mortgage indemnity policies and with any applicable laws or regulations (including without prejudice to the generality of the foregoing, the Consumer Credit Act 1974);

          (x) the failure by the Seller to obtain or comply with any licence, consent or other authority in connection with the origination, sale or purchase of any of the Mortgage Loans or Mortgages or the making of any advances in connection therewith or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any of the Mortgage Loans or Mortgages or other documents entered into in connection therewith;

          (xi) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Funding 2 Transaction Documents or any other document;

         (xii) any accounts, books, records or files maintained by the Seller, the Administrator or any other person in respect of any of the Mortgage Loans or Mortgages; or

        (xiii) any other matter or thing relating to or in any way connected with any Mortgage Loans or Mortgages or any document entered into in connection therewith whether or not similar to the foregoing.

     (o) The Funding 2 Security Trustee shall not be responsible for, nor shall it have any liability with respect to, any loss or theft of the Funding 2 Charged Property and, without prejudice to any provisions relating to insurance under the Funding 2 Transaction Documents, the Funding 2 Security Trustee shall not be under any obligation to insure any of the Funding 2 Charged Property or any deeds or documents of title or other evidence in respect of the Security or to require any other person to maintain such insurance and the Funding 2 Security Trustee shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of such insurance.

     (p) The Funding 2 Security Trustee shall not be responsible for any liability occasioned to the Funding 2 Charged Property however caused, whether by an act or omission of Funding 2 or any other party to the Transaction Documents or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) or otherwise irrespective of whether the Funding 2 Charged Property is held by or to the order of any such persons, unless such loss is caused by the fraud, wilful default or gross negligence of the Funding 2 Security Trustee.

     (q) The Funding 2 Security Trustee shall not be responsible for the receipt or application by Funding 2 of the proceeds of any Intercompany Loan or any Start-up Loan.

     (r) The Funding 2 Security Trustee shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and the other Funding 2 Transaction Documents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Funding 2 Security Trustee, shall be conclusive and shall bind the Funding 2 Security Trustee and the Funding 2 Secured Creditors.

     (s) The Funding 2 Security Trustee may determine whether or not a default in the performance by Funding 2 of any obligation under the provisions of this Deed or any other Funding 2 Transaction Document is capable of remedy and/or whether the same is materially prejudicial to the interests of the Funding 2 Secured Creditors or any of them and if the Funding 2 Security Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Funding 2 Secured Creditors or any of them, such certificate shall be conclusive and binding upon the Funding 2 Secured Creditors.

     (t) The Funding 2 Security Trustee shall be entitled to assume for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to these presents or any of the other Transaction Documents, that such exercise will not be materially prejudicial to the interests of the Noteholders if the Rating Agencies have confirmed in writing that the then current ratings of the Notes would not be reduced, withdrawn or qualified by such exercise.

     (u) Unless provided otherwise in any Transaction Document, where a Funding 2 Intercompany Loan Event of Default or a Completion Event refers to materiality or like terminology, any determination of materiality or like terminology or the absence thereof will be in the opinion of Funding 2 as certified to the Funding 2 Security Trustee, which certificate shall be conclusive evidence of the occurrence of (or absence of) such circumstances.

     (v) The Funding 2 Security Trustee shall have no liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by any person as a result of the delivery by the Funding 2 Security Trustee to Funding 2 or any other party to the Transaction Documents of a certificate as to material prejudice or as to no material prejudice pursuant to the Conditions or any Transaction Document and any such certificate shall be binding on the Funding 2 Secured Creditors.

     (w) The Funding 2 Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Funding 2 Security Trustee (including the receipt and payment of monies). The Funding 2 Security Trustee shall not be responsible for any misconduct or omission on the part of any person appointed by it or be bound to supervise the proceedings or acts of any such persons and shall not be responsible for any loss, costs, liability or expenses incurred by any misconduct or default on the part of any such person, provided that the Funding 2 Security Trustee has exercised reasonable care in selecting any such agent.

     (x) Any trustee of this Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this deed and the Funding 2 Transaction Documents and also his charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed and the other Funding 2 Transaction Documents, including matters which might or should have been attended to in person by a trustee not being a lawyer, accountant, broker or other professional person.

     (y) The Funding 2 Security Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any of the other Funding 2 Transaction Documents, act by responsible officers or a responsible officer for the time being of the Funding 2 Security Trustee. The Funding 2 Security Trustee may also, whenever it thinks expedient in the interests of the Funding 2 Secured Creditors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Deed or any of the other Funding 2 Transaction Documents. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Funding 2 Security Trustee may think fit in the interests of the Funding 2 Secured Creditors, provided that the Funding 2 Security Trustee shall have exercised reasonable care in the selection of such delegate and, where a power to sub-delegate has been given, shall oblige the delegate to exercise reasonable care in the selection of any sub-delegate. The Funding 2 Security Trustee shall not be bound to supervise the proceedings of, or be responsible for any loss, costs, liability or expenses incurred by any misconduct or default on the part of, such delegate or sub-delegate. The Funding 2 Security Trustee shall give prompt notice to Funding 2 of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice of the appointment of any sub-delegate to Funding 2.

     (z) Where it is necessary or desirable for any purpose in connection with this Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Funding 2 Deed of Charge or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Funding 2 Security Trustee in its absolute discretion but having regard to current rates of exchange if available and the Funding 2 Security Trustee shall not be liable for any loss occasioned by the said conversion and any rate, method and date so specified shall be binding on Funding 2 and the Funding 2 Secured Creditors.

     (aa) Any consent given by the Funding 2 Security Trustee for the purposes of this Deed or any of the other Transaction Documents may be given on such terms and subject to such conditions (if any) as the Funding 2 Security Trustee thinks fit and may be given retrospectively.

     (bb) The Funding 2 Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Funding 2 Security Trustee assigned by the Funding 2 Security Trustee to administer its corporate trust matters unless the Funding 2 Security Trustee was grossly negligent in ascertaining the pertinent facts.

     (cc) The Funding 2 Security Trustee shall not (unless required by law or ordered to do so by a court of competent jurisdiction) be required to disclose to any Funding 2 Secured Creditor or other person any information made available to the Funding 2 Security Trustee by Funding 2 or any other person in connection with the trusts of this Deed or the Funding 2 Transaction Documents and no Funding 2 Secured Creditor or other person shall be entitled to take any action to obtain from the Funding 2 Security Trustee any such information.


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


     (dd) Notwithstanding anything else in this Deed or the other Funding 2 Transaction Documents, the Funding 2 Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any governmental agency or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

     (ee) The powers conferred by this Deed upon the Funding 2 Security Trustee or any Receiver shall be in addition to and not in substitution for any powers which may from time to time be conferred on the Funding 2 Security Trustee or any such Receiver by statute or under common law.

     (ff) The Funding 2 Security Trustee has no duties or responsibilities except those expressly set out in this Deed or in the Funding 2 Transaction Documents.

     (gg) The Funding 2 Security Trustee shall not be responsible for the maintenance of the rating of the Notes.

16.4 No Financial Liability: Notwithstanding anything else herein contained, the Funding 2 Security Trustee may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this Deed, any other Transaction Document, any Funding 2 Charged Property or any other agreement relating to the transactions herein or therein contemplated until it has been indemnified and/or secured to its satisfaction against and all liabilities which might be brought, made or conferred against or suffered, incurred or sustained by it as a result. Notwithstanding any other provision of this Deed or of any other Transaction Document, nothing shall require the Funding 2 Security Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with this Deed or any other Funding 2 Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Further, without prejudice to the right of indemnity by law given to trustees, Funding 2 hereby covenants further, to reimburse, pay or discharge (on a full indemnity basis) on demand the Funding 2 Security Trustee and every attorney, receiver, manager, agent, delegate or other person appointed by it under this Deed from and against all liabilities, losses, damages, costs, expenses, actions, proceedings, claims and demands (including without limitation legal fees and any applicable value added tax or similar tax) incurred by or made against it or him in the execution or purported execution of the trusts of this Deed or of its or his powers or in respect of any matter or thing done or omitted in any way relating to this Deed or any of the other Funding 2 Transaction Documents except such as may arise from the gross negligence or wilful misconduct or fraud of any such indemnified person.

16.5 Assumption of No Default:

     (a) The Funding 2 Security Trustee shall not be bound to ascertain whether any Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Funding 2 Security Trustee shall be entitled to assume that no such Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of

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


          Default has happened and that Funding 2 is observing and performing all the obligations on its part contained in any Funding 2 Intercompany Loan Agreement and no event has happened as a consequence of which Intercompany Loan may become repayable.

     (b) The Funding 2 Security Trustee shall not be bound to ascertain whether any Completion Event or any failure by the Seller to comply with any of its obligations under the Mortgage Sale Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in respect of such Completion Event or Seller failure of its obligations would constitute the same has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Funding 2 Security Trustee shall be entitled to assume that no such Completion Event or Seller failure of its obligations or such other event as described above has happened and that Funding 2, the Administrator or the Seller (as the case may be) is observing and performing all of their respective obligations contained in each of the Transaction Documents to which they are a party.

     (c) The Funding 2 Security Trustee shall not be bound to ascertain whether any material breach of any of the representations and warranties referred to in Clause 8 (Warranties and Repurchase by the Seller) of the Mortgage Sale Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in such representation and warranties would constitute the same has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Funding 2 Security Trustee shall be entitled to assume that no such breach or such other event as described above has happened and that the Seller is observing and performing its obligations contained in the Mortgage Sale Agreement.

     (d) The Funding 2 Security Trustee shall not be bound to ascertain whether any Administrator Termination Event or any event which with the giving of notice or expiry of any grace period or certification as specified in respect of such Administrator Termination Event would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 19.5 (Notification of Termination Event) of the Administration Agreement, the Funding 2 Security Trustee shall be entitled to assume that no such Administrator Termination Event under the Administration Agreement or such other event as described above has happened and that the Administrator is observing and performing all of its obligations contained in each of the Transaction Documents to which it is a party.

     (e) The Funding 2 Security Trustee shall not be bound to ascertain whether any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification as specified in such Cash Manager Termination Event would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause 12.4 (Note of Event of Default) of the Cash Management Agreement, the Funding 2 Security Trustee shall be entitled to assume that no such Cash Manager Termination Event or such other event as described above has happened


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

          and that the Cash Manager is observing and performing its obligations contained in the Cash Management Agreement.

     (f) The Funding 2 Security Trustee shall not be bound to ascertain whether any Termination Event under the Funding 2 Bank Account Agreement or any event which with the giving of notice or expiry of any grace period or certification as specified in the Funding 2 Bank Account Agreement, would constitute the same has happened and, until it shall receive express notice to the contrary pursuant to Clause
          [   ] of the Funding 2 Bank Account Agreement, the Funding 2 Security
          Trustee shall be entitled to assume that no such termination event under the Funding 2 Bank Account Agreement or such other event as described above has happened and that the Account Bank is observing and performing its obligations contained in the Funding 2 Bank Account Agreement.

     (g) The Funding 2 Security Trustee shall not be bound to ascertain whether any Flexible Mortgages Loans or part thereof is unenforceable and/or does not fall within the first ranking charge by way of legal mortgage or standard security over the relevant Mortgaged Property has happened and, until it shall receive express notice to the contrary from any party to the Transaction Documents, the Funding 2 Security Trustee shall be entitled to assume that no such event has happened.

16.6 Commercial Transactions: The Funding 2 Security Trustee shall not, and no director, officer or employee of any corporation being a Funding 2 Security Trustee hereof shall by reason of the fiduciary position of the Funding 2 Security Trustee be in any way precluded from making any commercial contracts or entering into any commercial transactions with any party to the Funding 2 Transaction Documents, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of any party to the Funding 2 Transaction Documents, and without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending monies upon or making payments in respect of or any stock, shares, debenture stock, debentures or other securities of any party to the Funding 2 Transaction Documents or any contract of banking or insurance of any party to the Funding 2 Transaction Documents and neither the Funding 2 Security Trustee nor any such director, officer or employee shall be accountable to any Funding 2 Secured Creditor or to any party to the Funding 2 Transaction Documents for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions, and the Funding 2 Security Trustee and any such director, officer or employee shall also be at liberty to retain the same without accounting therefor.

16.7 Trustee Liable for Negligence: None of the provisions of this Deed shall, in any case in which the Funding 2 Security Trustee has failed to show the degree of care and diligence required of it as security trustee under this Deed, having regard to the provisions of this Deed conferring on the Funding 2 Security Trustee any powers, authorities or discretions, relieve or indemnify the Funding 2 Security Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in



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

     respect of any gross negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

16.8 Delegation of Certain Functions to Authorised Third Party: Without prejudice to the provisions of this Deed, references to the Funding 2 Security Trustee taking action in connection with any duty of the Seller or Administrator under any Transaction Document shall be read subject to Clause 25 (Security Trustee: Authorised Third Party) and Schedule 4 (Authorised Third Party) of the Administration Agreement.

16.9 Funding 2 Security Trustee to act on Issuer Security Trustee direction:
     Notwithstanding any other provision in any other Funding 2 Transaction Document, the Funding 2 Secured Creditors and Funding 2 acknowledge that when exercising its opinion and/or when exercising the rights, benefits, power, trusts, authorities, directions and obligations expressed to be granted by this Deed, the other Funding Transaction 2 Documents or by operation of law, the Funding 2 Security Trustee shall (by virtue of the assignment by way of security by each Funding 2 Issuer of its right, title, interest and benefit in its related Funding 2 Intercompany Loan to the relevant Issuer Security Trustee pursuant to the relevant Issuer Deed of Charge), for so long as there are any Funding 2 Intercompany Loans outstanding, have regard to the interests of or directions received from the relevant Issuer Security Trustee(s) and shall not be responsible for any loss, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof provided that:

     (a) if there is a conflict between the interests (as directed by the Issuer Security Trustee(s)) of holders of Notes issues by more than one Funding 2 Issuer or a conflict in directions received from the Issuer Security Trustee(s), the Funding 2 Security Trustee shall have regard only to the interests or directions, as applicable, of the Issuer Security Trustee or Issuer Security Trustee(s) acting as trustees in respect of the Issuer Security granted in relation to the highest ranking class of Notes outstanding (the "Principal Directions"); and

     (b) if there is any conflict between the Principal Directions, due to more than one Funding 2 Issuer having Notes of the same class as their highest ranking class, the Funding 2 Security Trustee shall have regard only to the Principal Directions of the Issuer Security Trustee(s) representing the holders of the greatest aggregate principal amount outstanding of the highest ranking class of Notes, and for this purpose, the principal amount outstanding of any Note not denominated in Sterling shall be converted into Sterling at the rate specified in the relevant swap agreement applicable to such Note or, if at the relevant time there is no such currency swap agreement in effect, at the "spot rate" at which the relevant currency is converted into Sterling on the foreign exchange markets.

     AND PROVIDED FURTHER THAT

          (i) the Funding 2 Security Trustee shall not be bound to act unless it is first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing; and


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

          (ii) at any time when all Funding 2 Intercompany Loans have been repaid in full and/or there is no further claim outstanding under any Funding 2 Intercompany Loan Agreement, this Clause
               16.9 (Funding 2 Security Trustee to act on Issuer Security Trustee's Discretion) shall no longer apply and the Funding 2 Security Trustee shall no longer be required to act at the request or direction of any Issuer Security Trustee but instead shall act at the request or direction of the Funding 2 Secured Creditor which ranks next highest in the Funding 2 Post-Enforcement Priority of Payments.

17.  Modification and Waiver

17.1 Modifications to Transaction Documents: Subject as expressly provided otherwise in any Transaction Document, the Funding 2 Security Trustee (at the direction of the Issuer Security Trustee(s)) may from time to time and at any time without any consent or sanction of the Funding 2 Secured Creditors concur with any person in making or sanctioning any modification or amendment:

     (a) to any of the Transaction Documents provided that the Funding 2 Security Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders;

     (b) to any of the Transaction Documents which in the Funding 2 Security Trustee's opinion is made to correct a manifest error or is of a formal, minor or technical nature or an error established as such to the satisfaction of the Funding Security Trustee ; or

     (c) to any of the Transaction Documents which it may be necessary to make or which are required by the Rating Agencies in respect of any person who has executed a Deed of Accession pursuant to Clause 3 (Security) hereto.

     Any such modification or amendment shall be binding on Funding 2 and the Funding 2 Secured Creditors and, unless the Funding 2 Security Trustee otherwise agrees, notice thereof shall be given by Funding 2 to the Funding 2 Secured Creditors as soon as practicable thereafter. Each of the Funding 2 Secured Creditors agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required to carry out and effect the intent and purpose of this Clause 17.1 (Modifications to Transaction Documents).

17.2 Authorisation or Waiver of Breach: Subject to Clause 14.10 (Acceleration) of the Global Intercompany Loan Agreement, the Funding 2 Security Trustee (at the direction of the Issuer Security Trustee(s)) may, without the consent of the Funding 2 Secured Creditors, without prejudice to its right in respect of any further or other breach, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders will not be materially prejudiced thereby authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed or actual breach of any of the covenants or provisions contained in or arising pursuant to any of the Transaction Documents. Any such authorisation or waiver shall be binding on the Funding 2 Secured Creditors and, unless the Funding 2 Security Trustee otherwise agrees, notice thereof shall be given by Funding 2 to the Funding 2 Secured Creditors as soon as practicable thereafter.


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


17.3 Amendments and Waiver: Except as expressly provided in the preceding provisions of this Clause 17 (Modification and Waiver) or any other provision of this Deed, no amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

18.  Remuneration of the Funding 2 Security Trustee

18.1 Remuneration: Funding 2 shall (subject as hereinafter provided) pay to the Funding 2 Security Trustee an annual fee of such amount as shall from time to time be agreed by Funding 2 and the Funding 2 Security Trustee. Such remuneration shall be payable on Payment Dates subject to and in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding 2 Post-Enforcement Priority of Payments. Such remuneration shall accrue from day to day and be payable up to and including the date when all of the Funding 2 Secured Obligations have been paid or discharged and the Funding 2 Security Trustee has released, reassigned and/or discharged the Funding 2 Charged Property as provided in Clause 4 (Release of Funding 2 Charged Property).

18.2 Additional Remuneration: In the event of the occurrence of a Funding 2 Intercompany Loan Event of Default or a Potential Funding 2 Intercompany Loan Event of Default or the Funding 2 Security Trustee giving a Funding 2 Intercompany Loan Enforcement Notice or the Funding 2 Security Trustee using its reasonable endeavours to appoint and maintain an Authorised Third Party or considering it expedient or necessary or being requested by Funding 2 to undertake duties which the Funding 2 Security Trustee and Funding 2 agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Funding 2 Security Trustee under this Deed, Funding 2 shall pay to the Funding 2 Security Trustee such additional remuneration as shall be agreed between them. In the event of the Funding 2 Security Trustee failing to agree upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Funding 2 Security Trustee under this Deed, or upon such additional remuneration, then such matter shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Funding 2 Security Trustee and approved by Funding 2 or, failing such approval, nominated (on the application of the Funding 2 Security Trustee) by the President for the time being of the Law Society of England and Wales (the expense involved in such nomination and the fees of such merchant bank being payable by Funding 2) and the determination of any such merchant bank shall be final and binding upon the Funding 2 Security Trustee and Funding 2.

18.3 Expenses: Funding 2 shall on written request, pay all other costs, charges and expenses (including legal and travelling expenses and the cost of using its reasonable endeavours to appoint and maintain an Authorised Third Party) (against production of invoices) which the Funding 2 Security Trustee or any persons appointed by it to whom any trust, power, authority or discretion may be delegated by it in relation to this Deed may properly incur including but not limited to:



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

     (a) the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under this Deed and any other Funding 2 Transaction Documents to which the Funding 2 Security Trustee is a party;

     (b) the use of its reasonable endeavours to appoint and maintain an Authorised Third Party pursuant to Schedule 4 of the Administration Agreement;

     (c) the use of its reasonable endeavours to appoint a substitute Cash Manager pursuant to the Cash Management Agreement;

     (d) the use of its reasonable endeavours to appoint a substitute Administrator pursuant to the Administration Agreement;

     (e) the preservation or attempted preservation of the Funding 2 Security or any of the Funding 2 Charged Property;

     (f) any other action taken by or on behalf of the Funding 2 Security Trustee with a view to the recovery of the Funding 2 Secured Obligations or for enforcing the Funding 2 Security; and

     (g) legal and travelling expenses or documentary expenses paid by the Funding 2 Security Trustee in connection with the Funding 2 Charged Property.

18.4 Indemnity: Funding 2 shall indemnify the Funding 2 Security Trustee and any Receiver in respect of all proceedings, claims, actions, demands, losses, costs, charges, expenses and liabilities to which it (or any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by or pursuant to this Deed and any of the other Funding 2 Transaction Documents to which the Funding 2 Security Trustee is a party) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Deed and any of the other Funding 2 Transaction Documents to which the Funding 2 Security Trustee is a party save where the same arises as a result of the fraud, gross negligence or wilful default by the Funding 2 Security Trustee or, as the case may be, such Receiver or any of their officers or employees or the breach by the Funding 2 Security Trustee of the terms of this Deed.

18.5 Stamp Duties: Funding 2 shall, to the extent permitted by applicable United Kingdom law, pay all stamp duties and other duties or taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable on or arising out of or in consequence of:

     (a) the creation of the security constituted by or pursuant to this Deed; and

     (b) the execution and delivery of this Deed and documents executed pursuant hereto and the other Funding 2 Transaction Documents (except where the

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

          obligation to pay all stamp duties and other duties or taxes of a similar nature is expressed to be the obligation of a person other than Funding 2).

18.6 VAT: All sums payable by Funding 2 under this Deed are deemed to be exclusive of any amount in respect of VAT. If, pursuant to any provision of this Deed, the Funding 2 Security Trustee or the Receiver of Funding 2 makes any taxable or deemed taxable supply to Funding 2, then Funding 2 shall pay to the Funding 2 Security Trustee or the Receiver of Funding 2 (as the case may be) (in addition to the consideration for the supply) an amount equal to the VAT charged in respect of such taxable or deemed taxable supply against production of a valid VAT invoice.

18.7 Interest: Subject as provided in Clause 18.8 (Payment), all sums payable by Funding 2 under this Clause 18 (Remuneration of the Funding 2 Security Trustee) shall be payable on demand or, in the case of any remuneration payable under Clause 18.1 (Remuneration) on the due date specified therein and shall carry interest at the rate per annum, which is one per cent. per annum above the base rate from time to time of the National Westminster Bank Plc from the date on which they were paid, charged or incurred by the Funding 2 Security Trustee or any Receiver or, in the case of remuneration, the due date for payment thereof, to the date of actual payment.

18.8 Payment: Notwithstanding the other provisions of this Deed, any amount owing by Funding 2 pursuant to this Clause 18 (Remuneration of the Funding 2 Security Trustee) shall only be payable by Funding 2 subject to and in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding 2 Post-Enforcement Priority of Payments.

18.9 Survival: Unless otherwise specifically stated in any discharge of this Deed, the provisions of this Clause 18 (Remuneration of the Funding 2 Security Trustee) shall continue in full force and effect notwithstanding such discharge.

19.  Appointment, Removal and Retirement of Funding 2 Security Trustee

19.1 Power of Funding 2: The power of appointing a new Funding 2 Security Trustee and removing the Funding 2 Security Trustee or any new Funding 2 Security Trustee shall be vested in Funding 2 but such appointment or removal must be approved by the Issuer Security Trustee, after consultation with each of the Funding 2 Secured Creditors (such approval not to be unreasonably withheld or delayed). A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof, one at least of which shall be a trust corporation. Any appointment of a new Funding 2 Security Trustee and any retirement of an existing Funding 2 Security Trustee hereof shall as soon as practicable thereafter be notified by Funding 2 to the Funding 2 Secured Creditors.

19.2 U.S. Investment Company Act: Any new Funding 2 Security Trustee must (i) meet the requirements of section 26(a)(1) of the U.S. Investment Company Act of 1940, as amended; (ii) not be an "affiliate" (as defined in Rule 405 of the U.S. Securities Act of 1933, as amended) of any Funding 2 Issuer or of any person involved in the organisation or operation of any Funding 2 Issuer; (iii) not offer or provide credit or credit enhancement to any Funding 2 Issuer; and (iv) execute an agreement or instrument concerning the Notes containing provisions to the effect set forth in section 26(a)(3) of the U.S. Investment Company Act of 1940, as amended.

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

19.3 Powers of Funding 2 Security Trustee to appoint: Notwithstanding the provisions of Clause 19.1 (Power of Funding 2), the Funding 2 Security Trustee may (as attorney for Funding 2) upon giving prior notice to Funding 2 but without the consent of Funding 2 or the Funding 2 Secured Creditors appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Funding 2 Security Trustee:

     (a) if the Funding 2 Security Trustee considers such appointment to be in the interests of the Funding 2 Secured Creditors; or

     (b) for the purposes of conforming to any legal requirement, restriction or condition in any jurisdiction in which any particular act or acts are to be performed or any Funding 2 Charged Property is or is to be located; or

     (c) for the purposes of obtaining a judgement in any jurisdiction or the enforcement in any jurisdiction either of a judgement already obtained or of the provisions of this Deed or any of the other Funding 2 Transaction Documents to which the Funding 2 Security Trustee is a party or obligations arising pursuant thereto or of any of the Funding 2 Security.

     Funding 2 hereby irrevocably appoints the Funding 2 Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Deed and any other Funding 2 Transaction Document to which the Funding 2 Security Trustee is a party) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Funding 2 Security Trustee by this Deed or any of the other Funding 2 Transaction Documents to which the Funding 2 Security Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Funding 2 Security Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Funding 2 Security Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Deed be treated as costs, charges and expenses incurred by the Funding 2 Security Trustee.

19.4 Multiple Trustees: Whenever there shall be more than two trustees hereof, the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Deed and any of the other Funding 2 Transaction Documents in the Funding 2 Security Trustee generally.

19.5 Retirement of Funding 2 Security Trustee: Subject as provided in Clause
     19.6 (Retirement or Removal not Effective), any Funding 2 Security Trustee for the time being of this Deed may retire at any time upon giving not less than three calendar months' prior notice in writing to Funding 2 without assigning any reason therefor and without being responsible for any costs resulting from such retirement.

19.6 Retirement or Removal not Effective: The retirement or removal of any Funding 2 Security Trustee shall not become effective unless (1) there remains at least one trustee hereof being a trust corporation in office upon such retirement or removal and (2) there remains at least one trustee of each Issuer Trust Deed and each Issuer Deed

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

     of Charge being the same trust corporation. Funding 2 covenants that, in the event of a trustee (being a sole trustee or the only trust corporation) giving notice under Clause 19.5 (Retirement of Funding 2 Security Trustee) or being removed as referred to in Clause 19.1 (Power of Funding 2) it shall use its best endeavours to procure a new Funding 2 Security Trustee of this Deed (being a trust corporation) to be appointed as soon as reasonably practicable thereafter (for the avoidance of doubt, in the same terms as this Deed). If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement Funding 2 Security Trustee, the outgoing Funding 2 Security Trustee will be entitled to appoint its successor (provided that the Rating Agencies confirm that the then current ratings of the Notes of any Funding 2 Issuer shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

19.7 Funding 2 Security Trustee, Note Trustee and Issuer Security Trustee: If the Funding 2 Security Trustee retires or is removed in accordance with the provisions of this Clause 19 (Appointment, Removal and Retirement of Funding 2 Security Trustee) then each Note Trustee and each Issuer Security Trustee shall retire at the same time in accordance with the provisions of the applicable Issuer Trust Deed and the applicable Issuer Deed of Charge. If a Note Trustee retires or is removed in accordance with the provisions of the applicable Issuer Trust Deed and/or an Issuer Security Trustee retires or is removed in accordance with the provisions of the applicable Issuer Deed of Charge, then the Funding 2 Security Trustee shall retire at the same time in accordance with the provisions of this Clause 19 (Appointment, Removal and Retirement of Funding 2 Security Trustee). In each case the successor Funding 2 Security Trustee, each successor Note Trustee and each successor Issuer Security Trustee shall be the same person or persons.

19.8 Merger: Any corporation into which the Funding 2 Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Funding 2 Security Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Funding 2 Security Trustee, shall be the successor of the Funding 2 Security Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 19 (Appointment, Renewal and Retirement of Funding 2 Security Trustee), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.  Miscellaneous Provisions

20.1 Evidence of Indebtedness: In any action, proceedings or claim relating to this Deed or the Funding 2 Security, a statement as to any amount due to any Funding 2 Secured Creditor or of the Funding 2 Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Funding 2 Security Trustee as being amounts due to any Funding 2 Secured Creditor which is certified as being correct by an officer of the Funding 2 Security Trustee or an officer of the relevant Funding 2 Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

20.2 Liability: All the liabilities and obligations of Funding 2 under or by virtue of this Deed shall not be impaired by:


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

     (a) any failure of this Deed to be legal, valid, binding and enforceable as regards Funding 2 whether as a result of a lack of corporate powers or of directors' authority, defective execution or for any other reason whatsoever;

     (b) any giving of time, forbearance, indulgence or waiver as regards Funding 2;

     (c)  a discharge or release of Funding 2; or

     (d) any other matter or event whatsoever whether similar to the foregoing or not which might have the effect of impairing all or any of its liabilities or obligations except proper and valid payment or discharge of all Funding 2 Secured Obligations and amounts whatsoever which this Deed provides are to be paid by Funding 2 or an absolute discharge or release of Funding 2 signed by the Funding 2 Secured Creditors and the Funding 2 Security Trustee.

20.3 Funding 2 Secured Creditors: Each Funding 2 Secured Creditor shall be bound by the provisions of this Deed as if it contained covenants by each Funding 2 Secured Creditor in favour of the Funding 2 Security Trustee and every other Funding 2 Secured Creditor to observe and be bound by all the provisions of this Funding 2 Deed expressed to apply to Funding 2 Secured Creditors.

21.  Rights cumulative

     The respective rights of the Funding 2 Security Trustee, each Issuer Security Trustee, the Funding 2 Secured Creditors and any Receiver to this Deed are cumulative and may be exercised as often as each considers appropriate and are in addition to their respective rights under the general law. No failure on the part of the Funding 2 Security Trustee, each Issuer Security Trustee, the Funding 2 Secured Creditors or any Receiver to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

22.  Assignment

     None of the Funding 2 Secured Creditors may assign, encumber or transfer all or any part of its rights or benefits and/or transfer its obligations under this Deed without the prior written consent of the Funding 2 Security Trustee, save that each Funding 2 Issuer may assign its rights under this Deed without such consent to the applicable Issuer Security Trustee under the applicable Issuer Deed of Charge.

23.  Non Petition Covenant; Corporate Obligations

23.1 [Each of the parties hereto hereby agrees that it shall not institute against the Mortgages Trustee or any Funding 2 Issuer any winding-up, administration, insolvency or similar proceedings in any jurisdiction for so long as any sum is outstanding under any Funding 2 Intercompany Loan Agreement or for two years plus one day since the last day on which any such sum was outstanding provided that the Funding 2 Security Trustee may prove or lodge a claim in the event of a liquidation initiated by any other person.]

23.2 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Deed shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Deed, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Deed.

24.  Notices

     Any notices or other communication or document to be given or delivered pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

     (a) in the case of Funding 2, to Granite Finance Funding 2 Limited situated at Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (b) in the case of the Funding 2 Security Trustee, to The Bank of New York situated at 48th Floor, One Canada Square, London E14 5AL attention Corporate Trust (Global Structured Finance) (facsimile number 020 7964 6399);

     (c) in the case of the Issuer Security Trustee, to The Bank of New York situated at 48th Floor, One Canada Square, London E14 5AL attention Corporate Trust (Global Structured Finance) (facsimile number 020 7964 6399);

     (d) in the case of the Master Issuer, to Granite Master Issuer plc situated at Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (e) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited situated at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, (facsimile number 01534 609333) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (f) in the case of the Cash Manager, to Northern Rock plc situated at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (g) in the case of the Account Bank, to Lloyds TSB Bank plc situated at City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS (facsimile number 0207 775 3642) for the attention of Jason Eperon;

     (h) in the case of the Funding 2 GIC Provider, to Northern Rock plc situated at Northern Rock House, Gosforth, Newcastle Upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (i) in the case of the Corporate Services Provider, to Law Debenture Corporate Services Limited situated at Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary;

     (j) in the case of Moody's, to Moody's Investor Services situated at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 020 7772 5400) for the attention of David Harrison, Asset Backed Finance;

     (k) in the case of S&P, to Standard & Poor's situated at Garden House, 18 Finsbury Circus, London EC2M 7NJ (facsimile number 020 7826 3598) for the attention of Heather Dyke; and

     (l) in the case of Fitch, to Fitch Ratings Limited situated at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number:020 7417
          6262) for the attention of European Structured Finance Surveillance,

     or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by fifteen days prior written notice in accordance with the provisions of this Clause 24.

25.  Third Party Rights

     A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

26.  Execution in Counterparts; Severability

26.1 Counterparts:

     (a) This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

     (b) Notwithstanding the provisions of Clause 26.1(a), this Deed shall be fully effective and binding on Funding 2 upon its execution and delivery of at least one copy of this Deed, notwithstanding that this Deed has not then been executed and delivered by any other party thereto or that such other party has executed or executes or has delivered or delivers a counterpart of this Deed.

26.2 Severability: Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

27.  Governing Law and Submission to Jurisdiction

27.1 Governing Law: This Deed is governed by, and shall be construed in accordance with, English law provided that any terms hereof which are particular to the laws of Scotland shall be construed in accordance with Scots law.

27.2 Submission to Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

27.3 Process Agent: The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 69 Park Lane, Croydon, CR9 1TQ or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Deed undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

27.4 Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS of which this Deed has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.



Funding 2

Executed by
GRANITE FINANCE FUNDING 2 LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________


                                      53




                                      54



The Funding 2 Security Trustee and the Issuer Security Trustee and the Note
Trustee in respect of the Master Issuer

Executed by
THE BANK OF NEW YORK
as its deed as follows:                                    By_______________________________________
Signed for and on its behalf by one of duly
authorised signatories
                                                           Name_____________________________________

The Master Issuer

Executed by
GRANITE MASTER ISSUER PLC
as its deed as follows:                                    By_______________________________________
Signed for and on its behalf by one of its directors         for and on behalf of LDC Securitisation
and by another of its directors/its secretary                Director No. 1 Ltd


                                                           Name_____________________________________



                                                           By_______________________________________
                                                             for and on behalf of LDC Securitisation
                                                             Director No. 2 Ltd


                                                           Name_____________________________________





                                      55


The Mortgages Trustee

Executed by
GRANITE FINANCE TRUSTEES LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________




The Cash Manager, the Funding 2 Basis Rate Swap Provider, the Account Bank and the Funding 2 GIC Provider


The Mortgages Trustee

Executed by
NORTHERN ROCK PLC
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its duly              Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                           Name_________________________________



Signature
           ----------------------------------------------
           Witness
Full name
           ----------------------------------------------
Occupation Solicitor
           ----------------------------------------------
Address    c/o Sidley Austin Brown & Wood
           ----------------------------------------------
           Woolgate Exchange
           ----------------------------------------------
           25 Basinghall Street
           ----------------------------------------------
           London EC2V 5HA
           ----------------------------------------------


                                      56



The Corporate Services Provider

Executed by
LAW DEBENTURE CORPORATE
SERVICES LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________

                                  SCHEDULE 1

                      FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [o] by Granite Finance Funding 2 Limited. (registered number 5249387), a private limited liability company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Principal").

WHEREAS

(1) By virtue of a deed of charge dated [o] between Granite Finance Funding 2 Limited, and The Bank of New York (in its capacity as Funding 2 Security Trustee) (as amended and supplemented from time to time, the "Funding 2 Deed of Charge"), provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Funding 2 Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH

1. The Principal hereby irrevocably (within the meaning of Section 4 of the Powers of Attorney Act 1971) and by way of security for the payment and performance of the Funding 2 Secured Obligations and the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Funding 2 Deed of Charge and the other Funding 2 Transaction Documents to which the Principal is a party from time to time appoints The Bank of New York and any other person or persons for the time being the Funding 2 Security Trustee or Funding 2 Security Trustees of and under the Funding 2 Deed of Charge (the "Attorney") and each and every person to whom the Funding 2 Security Trustee shall from time to time have delegated the exercise of the power of attorney conferred by this Power of Attorney (each a "Delegate") and any receiver including any administrative receiver and any manager (the "Receiver") and/or administrator (the "Administrator") appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to sign, seal, execute, deliver, perfect and do any assurance, act, matter or thing which the Attorney, Delegate, Receiver or Administrator considers in each case to be necessary for the protection or preservation of the Attorney's and the Funding 2 Secured Creditors' interests and rights (as described in the Funding 2 Deed of Charge) in and to the Funding 2 Charged Property or which ought to be done by the Principal under the covenants, undertakings and provisions contained in the Funding 2 Deed of Charge and the other Funding 2 Transaction Documents to which the Principal is a party from time to time and generally to in its name and on its behalf to exercise all or any of the powers, authorities or discretions conferred by or pursuant to the Funding 2 Deed of Charge on the Funding 2 Security Trustee and/or any Receiver whether on or at any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforcement) of the Funding 2 Deed of Charge or in any other circumstances where the Attorney has become entitled to take any of the steps referred to in the Funding 2 Deed of Charge including (without limitation) any or all of the following:

     (a) to do every act or thing which the Attorney, Delegate, Receiver or Administrator may deem to be necessary, proper or expedient for getting in any of the Funding 2 Charged Property and/or fully and effectively vesting, transferring or assigning the Funding 2 Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof or for carrying into effect any other dealing with the Funding 2 Charged Property whatsoever permitted under the Funding 2 Deed of Charge in the same manner and as fully and effectively as the Principal could have done;

     (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Funding 2 Deed of Charge) from time to time to appoint a substitute attorney (each a "Substitute") who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Delegate, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts properly done and documents executed or signed by the Attorney, a Delegate, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates (each an "Indemnified Party") against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of Clause 3 shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England and Wales shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Delegate, Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Delegate, Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Funding 2 Charged Property.

IN WITNESS whereof this Power of Attorney has been executed as a deed by the Principal the day and year first before written.

Executed by
GRANITE FINANCE FUNDING 2 LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________

                                  SCHEDULE 2

                           FORM OF DEED OF ACCESSION

THIS DEED OF ACCESSION is made on [           ]

BETWEEN:

(1) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387) a private limited liability company incorporated under the laws of England and Wales whose London branch is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(2) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, United Kingdom, in its capacity as (i) Funding 2 Security Trustee and (2) Issuer Security Trustee to the Master Issuer;

(3) GRANITE MASTER ISSUER PLC (registered number 525066B), a public limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX;

(4) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309) a private limited liability company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX Channel Islands in its capacity as Mortgages Trustee;

(5) NORTHERN ROCK PLC (registered number 03273685) a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity as (1) Cash Manager (2) Funding 2 GIC Provider (3) Funding 2 Basis Rate Swap Provider and (4) Account Bank; and

(6) LAW DEBENTURE CORPORATE SERVICES LIMITED, a private limited company incorporated under the laws of England and Wales whose registered office is Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as Corporate Services Provider; and

(7) [Any other additional secured creditor of Funding 2](the "New Funding 2 Secured Creditor").

NOW THIS DEED OF ACCESSION WITNESSES AS FOLLOWS

WHEREAS:

(A) [Pursuant to the terms of a [describe agreement] (the "Agreement") dated [ ] made between Funding 2 and the New Funding 2 Secured Creditor, Funding 2 has agreed to [describe nature of the obligations of Funding 2 under the Agreement].

(B) This Deed is supplemental to a deed of charge dated [o] between, amongst others, Granite Finance Funding 2 Limited and The Bank of New York (in its capacity as Funding 2 Security Trustee) (as amended and supplemented from time to time the

     "Funding 2 Deed of Charge"), pursuant to which Funding 2 agreed to provide the Funding 2 Security Trustee with the benefit of the Funding 2 Security to secure Funding 2's obligations to the Funding 2 Secured Creditors including the New Funding 2 Secured Creditor.

(C) The terms of the Funding 2 Deed of Charge permit Funding 2 to secure its obligations to a New Funding 2 Secured Creditor thereunder.

(D) The New Funding 2 Secured Creditor has agreed to enter into this Deed of Accession (this "Deed") to accede to the provisions of the Funding 2 Deed of Charge.

(E) The Funding 2 Secured Creditors have agreed to enter into this Deed [and to agree consequential changes to the Funding 2 Priority of Payments set out in Part I, Part II and Part III of Schedule 3 of the Funding 2 Deed of Charge as are required and any [other] amendment as may be required to give effect to this Deed] [and to acknowledge the Security Interests created hereunder].

1.   Interpretation

     The Master Definitions Schedule signed for the purposes of identification by Brown and Wood and Clifford Chance Limited Liability Partnership on 26 March 2001 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 (Interpretation and Construction) of the Master Definitions Schedule.

2.   Representations and Warranties

2.1 The New Funding 2 Secured Creditor hereby represents and warrants to the Funding 2 Security Trustee and each of the Funding 2 Secured Creditors in respect of itself that as of the date of this Deed:

     (a) pursuant to the terms of the Agreement, Funding 2 has agreed to pay to the New Funding 2 Secured Creditor the amount (if any) [describe in relation to the Agreement]; and

     (b) the Agreement expressly provides that all amounts due from Funding 2 thereunder are to be secured by or pursuant to the Funding 2 Deed of Charge.

2.2 Funding 2 hereby represents and warrants to the Funding 2 Security Trustee and each of the Funding 2 Secured Creditors that as at the date of this Deed, the conditions to incurring further secured financial indebtedness set out in Clause 3 (Security) of the Funding 2 Deed of Charge are satisfied.

3.   Accession

     In consideration of the New Funding 2 Secured Creditor being accepted as a Funding 2 Secured Creditor for the purposes of the Funding 2 Deed of Charge by the parties thereto as from [date], the New Funding 2 Secured
     Creditor:

     (a) confirms that as from [date], it intends to be a party to the Funding 2 Deed of Charge as a Funding 2 Secured Creditor;

     (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions Schedule (as the same may be amended, varied or restated from time to time) and the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto;

     (c) undertakes to perform comply with and be bound by all of the provisions of the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto including, without limitation, Clause 20.3 (Funding 2 Secured Creditors) (including without limitation Clauses 8.3 (Funding 2 Post-Enforcement Priority of Payments), 8.6 (Funding 2 Security Trustee Rights upon Enforcement) and Clause 6 (Restrictions on Exercise of Certain Rights)); and

     (d) agrees that the Funding 2 Security Trustee shall be the Funding 2 Security Trustee of the Funding 2 Deed of Charge for all Funding 2 Secured Creditors upon and subject to the terms set out in the Funding 2 Deed of Charge.

4.   [Security(1)

     (a) Funding 2 by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 Release of Charged Property of the Funding 2 Deed of Charge, hereby [Insert appropriate security provisions and details of further assets]; and

     (b) Each of the dispositions of or charges over property effected in or pursuant to this Deed is made with full title guarantee (or, in relation to assets or rights situated in or governed by the laws of Scotland, with absolute warrandice). ]

5.   [Application(2)

     Prior to and following enforcement of the Funding 2 Security all amounts at any time held by Funding 2, the Cash Manager or the Funding 2 Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding 2 Deed of Charge.]

6.   Scope of the Funding 2 Deed of Charge




-----------------------------
(1) Include if necessary.

(2) Include if necessary.

     Funding 2, the New Funding 2 Secured Creditor and the Funding 2 Secured Creditors (including the Funding 2 Security Trustee) hereby agree that for the relevant purposes under the Funding 2 Deed of Charge and the Master Definitions Schedule:

     (a)  the Agreement shall be treated as a Funding 2 Transaction Document;
          [and]

     (b) [the property and assets of Funding 2 expressed to be assigned by way of security or charged pursuant to this Deed of Accession shall constitute Funding 2 Charged Property;][and]

     (c) the New Funding 2 Secured Creditor shall be treated as a Funding 2 Secured Creditor.

7.   Notices and Acknowledgements

     (a) The execution of this Deed by the New Funding 2 Secured Creditor shall constitute notice to such New Funding 2 Secured Creditor of the assignments made by Funding 2 pursuant to Clause 3 (Security) of the Funding 2 Deed of Charge. The execution of this Deed by each other Funding 2 Secured Creditor shall constitute notice to such Funding 2 Secured Creditor of the assignments made by Funding 2 pursuant to this Deed.

     (b) By its execution of this Deed, the New Funding 2 Secured Creditor acknowledges that it has notice of and consents to the assignments, charges and Security Interests made or granted by Funding 2 pursuant to Clause 3 (Security) of the Funding 2 Deed of Charge and also acknowledges that as at the date hereof it has not received from any other person any notice of any assignment or charge of any of the property the subject of such Security Interests. By its execution of this Deed, each other Funding 2 Secured Creditor acknowledges that it has notice of and consents to the assignments, charges and Security Interests made or granted by Funding 2 pursuant to this Deed of Accession and also acknowledges that as at the date hereof it has not received from any other person any notice of any assignment or charge of any of the property the subject of such Security Interests.

     (c) Notwithstanding the assignments and charges granted pursuant to Clause 3 (Security) of the Funding 2 Deed of Charge or pursuant to this Deed of Accession, the parties hereto acknowledge that, subject as provided otherwise in the Funding 2 Deed of Charge, each Funding 2 Secured Creditor and each other party to any Funding 2 Transaction Document may continue to make all payments becoming due to Funding 2 under any Funding 2 Transaction Document in the manner envisaged by such Funding 2 Transaction Document until the receipt of written notice from the Funding 2 Security Trustee or any Receiver requiring payments to be made otherwise.

[8.  Amendment to the Funding 2 Priority of Payments

     The Funding 2 Secured Creditors agree to amend and restate the Funding 2 Priority of Payments set out in Part I and Part II of Schedule 3 of the Funding 2 Deed of Charge in accordance with Appendix 1 hereto.]3

9.   Notices and Demands

     Any notice or communication under or in connection with this Deed, the Funding 2 Deed of Charge shall be given in the manner and at the times set out in Clause 24 (Notices) of the Funding 2 Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

     The address referred to in this Clause 9 for the New Funding 2 Secured Creditor is:

     [                   ]

     For the attention of:      [            ]

     Telephone:                 [            ]

     Facsimile:                 [            ]

     or such other address and/or numbers as the New Funding 2 Secured Creditor may notify to the parties to the Funding 2 Deed of Charge in accordance with the provisions thereof.

10.  Non Petition Covenant

     Each of the parties hereto hereby agrees that it shall not institute against the Mortgages Trustee or any Funding 2 Issuer any winding-up, administration, insolvency or similar proceedings in any jurisdiction for so long as any sum is outstanding under any Funding 2 Intercompany Loan Agreement or for two years plus one day since the last day on which any such sum was outstanding provided that the Funding 2 Security Trustee may prove or lodge a claim in the event of a liquidation initiated by any other person.

11.  Third Party Rights

     A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

12.  Execution in Counterparts

     This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13.  Choice of Law


-----------------------------
(3)Include if necessary.

     This Deed of Accession is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page one.

New Funding 2 Secured Creditor


[Executed by
[NEW FUNDING 2 SECURED CREDITOR]
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary]
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________


Funding 2

Executed by
GRANITE FINANCE FUNDING 2 LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary


                                                           Name_________________________________




The Funding 2 Security Trustee and the Issuer Security Trustee in respect of the Master Issuer

Executed by
THE BANK OF NEW YORK
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its duly
authorised signatories
                                                           Name_________________________________


                                      67










The Master Issuer

Executed by
GRANITE FINANCE MASTER ISSUER PLC
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________


                                                           Name_________________________________




The Mortgages Trustee

Executed by
GRANITE FINANCE TRUSTEES LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary

                                                           Name_________________________________


The Cash Manager, the Funding 2 Basis Rate Swap Provider, the Account Bank and the Funding 2 GIC Provider

Executed by
NORTHERN ROCK PLC
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its duly              Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                           Name_________________________________



Signature
           ----------------------------------------------
           Witness
Full name
           ----------------------------------------------
Occupation Solicitor
           ----------------------------------------------
Address    c/o Sidley Austin Brown & Wood
           ----------------------------------------------
           Woolgate Exchange
           ----------------------------------------------
           25 Basinghall Street
           ----------------------------------------------
           London EC2V 5HA
           ----------------------------------------------


                                      68



The Corporate Services Provider

Executed by
LAW DEBENTURE CORORATE
SERVICES LIMITED
as its deed as follows:                                    By___________________________________
Signed for and on its behalf by one of its directors         Director
and by another of its directors/its secretary
                                                           Name_________________________________



                                                           By___________________________________
                                                             Director/Secretary

                                                           Name_________________________________

                                  Appendix 1

             [Amended and Restated Funding 2 Priority of Payments]

                                  SCHEDULE 3


                        FUNDING 2 PRIORITY OF PAYMENTS

                                    Part I


            Funding 2 Pre-Enforcement Revenue Priority of Payments

Distribution of Funding 2 Available Revenue Receipts prior to Enforcement of the Funding 2 Security

     On each Payment Date or, in respect of amounts due to third parties by Funding 2 under paragraph (C), when due, prior to enforcement of the Funding 2 Security, the Cash Manager will, subject to the Rules for Application of Funding 2 Available Revenue Receipts (set out below), apply Funding 2 Available Revenue Receipts in the following order of priority (the "Funding 2 Pre-Enforcement Revenue Priority of Payments"):

(A) first, to pay amounts due to the Funding 2 Security Trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following Interest Period to the Funding 2 Security Trustee under this Funding 2 Deed of Charge or any other Transaction Document;

(B) second, to pay amounts due to the Master Issuer in respect of the Master Issuer's obligations specified in paragraphs (A) through (D) of the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, paragraphs (A) through (C) of the Issuer Post-Enforcement Priority of Payments;

(C) third, to pay amounts due to any third party creditors of Funding 2 (other than those referred to later in this order of priority of payments or in the Funding 2 Pre-Enforcement Principal Priority of Payments) of which the Cash Manager has notice prior to the relevant Payment Date, which amounts have been incurred without breach by Funding 2 of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by Funding 2 during the following Interest Period and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

(D) fourth, to pay amounts due to the Funding 2 Liquidity Facility Provider under the Funding 2 Liquidity Facility Agreement, if any (except for amounts drawn thereunder to repay Funding 2 Liquidity Facility Principal Payments and any [Funding 2 Liquidity Facility Subordinated Amounts]);

(E) fifth, towards payment of amounts due to the Cash Manager under the Cash Management Agreement (together with (to the extent not already inclusive) VAT on those amounts);

(F) sixth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts, if any, due to (i) the Account Bank under the terms of the Funding 2 Bank Account Agreement and (ii) the Corporate Services Provider under the terms of the Corporate Services Agreement;

(G) seventh, in no order of priority among them but in proportion to the respective amounts due, towards payment of all amounts (including such part of any termination payment) due under the Funding 2 (Mortgage Rates) Basis Rate Swap and the Funding 2 (LIBOR Rate) Basis Rate Swap to the Funding 2 Basis Rate Swap Provider but excluding any Funding 2 Basis Rate Swap Excluded Termination Amount;

(H) eighth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA Loan Tranches;

(I) ninth, towards a credit to the AAA Principal Deficiency Subledger in an amount sufficient to eliminate any debit on that subledger;

(J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AA Loan Tranches;

(K) eleventh, after taking account of the replenishment of the Funding 2 Liquidity Reserve Fund on that Payment Date from Funding 2 Available Principal Receipts, to replenish the Funding 2 Liquidity Reserve Fund, if any, up to the Funding 2 Liquidity Reserve Required Amount [but only to the extent that there are class [o] notes outstanding on such Payment Date];

(L) twelfth, towards a credit to the AA Principal Deficiency Subledger in an amount sufficient to eliminate any debit on that subledger;

(M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the A Loan Tranches;

(N) fourteenth, towards a credit to the A Principal Deficiency Subledger in an amount sufficient to eliminate any debit on that subledger;

(O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB Loan Tranches;

(P) sixteenth, towards a credit to the BBB Principal Deficiency Subledger in an amount sufficient to eliminate any debit on that subledger;

(Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BB Loan Tranches;

(R) eighteenth, towards a credit to the BB Principal Deficiency Subledger in an amount sufficient to eliminate any debit on that subledger;

(S) nineteenth, to pay amounts due to the Master Issuer in respect of the Issuer's obligations to make payments under the Start-Up Loan Agreement(s) specified in item (K) of the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, item (O) of the Issuer Post-Enforcement Priority of Payments;

(T) twentieth, after taking account any replenishment of the Funding 2 Reserve Fund on that Payment Date from Funding 2 Available Principal Receipts, to credit the Funding 2 Reserve Ledger up to the Funding 2 Reserve Maximum Amount or if a Funding 2 Step-up Trigger Event has occurred, to credit the Funding 2 Reserve Ledger up to and including an additional amount equal to the sum of (i) the Funding 2 Reserve Maximum Amount and (ii) the product of [ ]% and (ii) the principal amount outstanding under the Global Intercompany Loan;

(U) [twenty-first, to the Master Issuer in respect of its obligations (if any) to make a termination payment to any Issuer Swap Provider (but excluding any Issuer Swap Excluded Termination Amount);

(V) twenty-second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due (without double counting) to:

     (i) the Master Issuer in respect of its obligations (if any) to pay any Issuer Swap Excluded Termination Amount;

     (ii) the Funding 2 Liquidity Facility Provider, if any, any Funding 2 Liquidity Facility Subordinated Amounts due under the Funding 2 Liquidity Facility Agreement; and

    (iii) the Funding 2 Basis Rate Swap Provider in respect of any Funding 2 Basis Rate Swap Excluded Termination Amount;

(W) twenty-third, towards payment to Funding 2 of an amount equal to 0.01% per annum of the Funding 2 Available Revenue Receipts (excluding, for this purpose, amounts standing to the credit of the Funding 2 Reserve Ledger), which amount will be retained by Funding 2 as profit, less corporation tax in respect of those profits provided for or paid at paragraph (C) above (which amounts may be distributed to the shareholders of Funding 2 by way of dividend);

(X) twenty-fourth, towards payment of any Deferred Contribution due to the Mortgages Trustee pursuant to the terms of the Mortgages Trust Deed; and

(Y) last, towards payment to the shareholders of Funding 2 of any dividend declared by Funding 2.

Rules for Application of Funding 2 Available Revenue Receipts

(1) If on any Payment Date any Funding 2 Available Revenue Receipts are applied by Funding 2 in reducing any deficiency recorded on the Principal Deficiency Sub-ledger of any Tier of Loan Tranche (but only to the extent of any deficiency which has arisen as a result of Losses on the Mortgage Loans allocated by Funding 2 to that Principal Deficiency Sub-ledger but not as a result of any other principal deficiency of any other Tier of Loan Tranches), then the Funding 2 Available Revenue Receipts so applied shall constitute repayments of principal under the relevant Loan Tranches and shall reduce the outstanding principal balance of those Loan Tranches accordingly.

(2) To the extent that, on any Payment Date Funding 2 Available Revenue Receipts will be insufficient to pay items [(H), (J), (M), (O) and (Q)] of the Funding 2 Pre-Enforcement Revenue Priority of Payments, then the Cash Manager shall provide for that deficit by applying amounts standing to the credit of (a) first, the Funding 2 Principal Ledger and (b) second, any amounts standing to the credit of the Funding 2 Cash Accumulation Ledger as applicable. Funding 2 Principal Receipts may not be used to pay interest on any Loan Tranche if such payment would create or increase a principal deficiency in respect of a higher ranking Tier of Loan Tranches. For the purposes of this rule, the amount of Funding 2 Available Principal Receipts that may be applied to any deficit of Funding 2 Available Revenue Receipts will be reduced by the amount that would be available to be drawn from the Issuer Reserve Fund to cover any deficit in Issuer Available Revenue Receipts to pay items [(A)] through [(I)] of the Issuer Pre-Enforcement Revenue Priority of Payments, if no Funding 2 Available Principal Receipts were to be applied to such deficit in Funding 2 Available Revenue Receipts.

                                    Part II

           Funding 2 Pre-Enforcement Principal Priority of Payments

     The following sections (I) through (IV) below set out priorities of payments for Funding Available Principal Receipts under the following circumstances and are collectively referred to as the "Funding 2
Pre-Enforcement Principal Priority of Payments":

(I) Repayment of Loan Tranches of each Tier prior to the occurrence of a Trigger Event and prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice;

(II) Repayment of Loan Tranches of each Tier following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice;

(III) Repayment of Loan Tranches of each Tier following the occurrence of an Asset Trigger Event but prior to the service on Funding 2 of a Funding Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice; and

(IV) Repayment of Loan Tranches of each Tier following the service on the Master Issuer of an Issuer Enforcement Notice but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice.



I. Repayment of Loan Tranches of each Tier prior to the occurrence of a Trigger Event and prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice

On each Payment Date prior to the occurrence of a Trigger Event or the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice, the Cash Manager shall apply Funding 2 Available Principal Receipts in the following order of priority:

(A) first, in accordance with the terms of the Funding 2 Liquidity Facility Agreement, towards repayment of the amounts outstanding under the Funding 2 Liquidity Facility (if any) that were drawn in order to make Funding 2 Liquidity Facility Principal Payments;

(B) second, to the extent that monies have been drawn from the Funding 2 Reserve Fund to make Funding 2 Reserve Principal Payments, towards the replenishment of the Funding 2 Reserve Fund up to the Funding 2 Reserve Maximum Amount;

(C) third, if a Funding 2 Liquidity Reserve Rating Event has occurred and is continuing (i) to initially fund the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount and (ii) once it has been initially funded, to the extent that Funding 2 Available Revenue Receipts are insufficient to do so, to replenish the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount;

(D) fourth, towards repayment of all AAA Loan Tranches that are then due and payable in an order of priority based on their Final Repayment Date, so that the earliest maturing AAA Loan Tranche is paid first (and if any AAA Loan Tranches have the same Final Repayment Date, then those Loan Tranches will be paid in no order of priority among them but in proportion to their respective amounts due);

(E) fifth, towards repayment of all AA Loan Tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due;

(F) sixth, towards repayment of all A Loan Tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due;

(G) seventh, towards repayment of all BBB Loan Tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due;

(H) eighth, towards repayment of all BB Loan Tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due;

(I) ninth, towards a credit to the Funding 2 Cash Accumulation Ledger until the balance is equal to Funding 2's Cash Accumulation Requirement (as calculated after any payments are made at paragraph (D) of this priority of payments); and

(J)  tenth, the remainder to be credited to the Funding 2 Principal Ledger.

II. Repayment of Loan Tranches of each Tier following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice

     Following the occurrence of a Non-Asset Trigger Event (where no Asset Trigger Event has occurred) under the Mortgages Trust Deed but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice, the Bullet Loan Tranches and the Scheduled Repayment Loan Tranches and the Controlled Repayment Loan Tranches in respect of the Global Intercompany Loan will be deemed to be Pass-Through Loan Tranches and on each Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 Liquidity Facility Agreement, towards repayment of the amounts outstanding under the Funding 2 Liquidity Facility (if any) that were drawn in order to make Funding 2 Liquidity Facility Principal Payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 Reserve Fund to make Funding 2 Reserve Principal Payments, towards the replenishment of the Funding 2 Reserve Fund up to the Funding 2 Reserve Maximum Amount;

     (C) third, if a Funding 2 Liquidity Reserve Rating Event has occurred and is continuing (i) to initially fund the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount and (ii) once it has been initially funded, to the extent that Funding 2 Available Revenue Receipts are insufficient to do so, to replenish the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount;

     (D) fourth, in order of their Final Repayment Date, beginning with the earliest such date (and if two or more AAA Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

     (E) fifth, in no order of priority among them but in proportion to the amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

     (F) sixth, in no order of priority among each of them but in proportion to the respective amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

     (H) eighth, in no order of priority among them but in proportion to the respective amounts due, to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid,

III. Repayment of Loan Tranches of each Tier following the occurrence of an Asset Trigger Event but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice

     Following the occurrence of an Asset Trigger Event (whether or not a Non-Asset Trigger Event occurs or has occurred) but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice or the service on the Master Issuer of an Issuer Enforcement Notice, the Bullet Loan Tranches and the Scheduled Repayment Loan Tranches and the Controlled Repayment Loan Tranches in respect of the Global Intercompany Loan will be deemed to be Pass-Through Loan Tranches and on each Payment Date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 Liquidity Facility Agreement, towards repayment of the amounts outstanding under the Funding 2 Liquidity Facility (if any) that were drawn in order to make Funding 2 Liquidity Facility Principal Payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 Reserve Fund to make Funding 2 Reserve Principal Payments, towards the replenishment of the Funding 2 Reserve Fund up to the Funding 2 Reserve Maximum Amount;

     (C) third, if a Funding 2 Liquidity Reserve Rating Event has occurred and is continuing (i) to initially fund the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount and (ii) once it has been initially funded, to the extent that Funding 2 Available Revenue Receipts are insufficient to do so, to replenish the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount;

     (D) fourth, in no order of priority among them, but in proportion to the respective amounts due to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

     (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

     (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

     (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB Loan Tranches until the BBB are fully repaid; and

     (H) eighth, in no order of priority among them, but in proportion to the respective amounts due to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

IV. Repayment of Loan Tranches of each Tier following the service on the Master Issuer of an Issuer Enforcement Notice but prior to the service on Funding 2 of a Funding 2 Intercompany Loan Enforcement Notice

     If an Issuer Enforcement Notice is served on the Master Issuer, then that will not result in automatic enforcement of the Funding 2 Security under this Funding 2 Deed of Charge. In those circumstances, however, any Bullet Loan Tranches and any Scheduled Repayment Loan Tranches and any Controlled Repayment Loan Tranches under the Global Intercompany Loan will be deemed to be Pass-Through Loan Tranches and on each Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following order of priority:

     (A) first, in accordance with the terms of the Funding 2 Liquidity Facility Agreement, towards repayment of the amounts outstanding under the Funding 2 Liquidity Facility (if any) that were drawn in order to make Funding 2 Liquidity Facility Principal Payments;

     (B) second, to the extent that monies have been drawn from the Funding 2 Reserve Fund to make Funding 2 Reserve Principal Payments, towards the replenishment of the Funding 2 Reserve Fund up to the Funding 2 Reserve Maximum Amount;

     (C) third, if a Funding 2 Liquidity Reserve Rating Event has occurred and is continuing (i) to initially fund the Funding 2 Liquidity Reserve Fund up to the

          Funding 2 Liquidity Reserve Required Amount and (ii) once it has been initially funded, to the extent that Funding 2 Available Revenue Receipts are insufficient to do so, to replenish the Funding 2 Liquidity Reserve Fund up to the Funding 2 Liquidity Reserve Required Amount;

     (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

     (E) fifth, in no order of priority among them, but in proportion to the respective amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

     (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid; and

     (G) seventh, in no order of priority among them, but in proportion to the respective amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

     (H) eighth, in no order of priority among them, but in proportion to the respective amounts due to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

     If Funding 2 receives a Full Repayment Amount under the Global Intercompany Loan, then Funding 2 will not apply the Full Repayment Amount as described above under Funding 2 Principal Priority of Payments. Rather, Funding 2 will apply the Full Repayment Amount to repay the relevant Loan Tranche. If at any time only one Loan Tranche is outstanding, then Funding 2 shall apply the Full Repayment Amount first to repay the Funding 2 Liquidity Facility Provider any amounts outstanding under the Funding 2 Liquidity Facility to the extent that such funds were drawn in order to repay the principal amounts of any previous Loan Tranches and the remainder shall be applied to repay the relevant Loan Tranche. Pending an application of the Full Repayment Amount, as described above, such proceeds shall be credited to the Funding 2 GIC Account and shall not be available for any other purpose.

Rules for Application of Funding 2 Available Principal Receipts

In the applicable circumstances, the following rules apply in determining the amounts to be paid under paragraphs (D), (E), (F), (G) and (H) of the priority of payments set out in (I) through (IV) above:

(1) Deferral of repayment of Original Pass-Through Loan Tranches, Original Scheduled Repayment Loan Tranches and/or Original Controlled Repayment Loan Tranches in certain circumstances

     (A)  If on a Payment Date:

          (1) there is a debit balance on the BB Principal Deficiency Sub-ledger, the BBB Principal Deficiency Sub-ledger, the A Principal Deficiency Sub-ledger or the AA Principal Deficiency Sub-ledger after application of the Funding 2 Available Revenue Receipts on that Payment Date; or

          (2) the [Adjusted Funding 2 Reserve Fund Level is less than the Funding 2 Reserve Fund Threshold]; or

          (3) the aggregate outstanding principal balance of Mortgage Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than [4] per cent. of the aggregate outstanding principal balance of Mortgage Loans in the Mortgages Trust, then until the relevant circumstances as described in sub-paragraphs (1),
     (2) or (3) above has been cured or otherwise ceases to exist, if:

     (a) any AAA Loan Tranche (whether or not such AAA Loan Tranche is then due and payable) remains outstanding after making the payments under paragraphs (D) of the Funding 2 Pre-Enforcement Principal Priority of Payments, the AA Loan Tranches will not be entitled to principal repayments under paragraph (E) of the Funding 2 Pre-Enforcement Principal Priority of Payments;

     (b) any term AAA Loan Tranche or any AA Loan Tranche (whether or not such AAA Loan Tranche or AA Loan Tranche is then due and payable ) remains outstanding after making the payments under paragraphs (D) and (E) of the Funding 2 Pre-Enforcement Principal Priority of Payments, then the A Loan Tranches will not be entitled to principal repayments under paragraph (F) of the Funding 2 Pre-Enforcement Principal Priority of Payments;

     (c) any AAA Loan Tranche, any AA Loan Tranche, any A Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche or A Loan Tranche is then due and payable) remains outstanding after making the payments under paragraphs (D), (E) and (F) of the Funding 2 Pre-Enforcement Principal Priority of Payments, then the BBB Loan Tranches will not be entitled to principal repayments under paragraph (G) of the Funding 2 Pre-Enforcement Principal Priority of Payments; and/or

     (d) any AAA Loan Tranche, any AA Loan Tranche, any A Loan Tranche or any BBB Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche, A Loan Tranche or BBB Loan Tranche is then due and payable) remains outstanding after making the payments under paragraphs (D),
          (E), (F) and (G) of the Funding 2 Pre-Enforcement Principal Priority of Payments, then the BB loan tranches will not be entitled to principal repayments under paragraph (H) of the Funding 2 Pre-Enforcement Principal Priority of Payments.

(B)  On a Payment Date:

     (1) for any AA Loan Tranche, the amount of principal due and payable (or any part thereof) in respect of the AA Loan Tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the Class A Available

          Subordinated Amount is at least equal to the Class A Required Subordinated Amount;

     (2) for any A Loan Tranche, the amount of principal due and payable (or any part thereof) in respect of the A Loan Tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the Class A Available Subordinated Amount is at least equal to the Class A Required Subordinated Amount and the Class B Available Subordinated Amount is at least equal to the Class B Required Subordinated Amount;

     (3) for any BBB Loan Tranche, the amount of principal due and payable (or any part thereof) in respect of the BBB Loan Tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the Class A Available Subordinated Amount is at least equal to the Class A Required Subordinated Amount, the Class B Available Subordinated Amount is at least equal to the Class B Required Subordinated Amount and the Class M Available Subordinated Amount is at least equal to the Class M Required Subordinated Amount; and

     (4) for any BB Loan Tranche, the amount of principal due and payable (or any part thereof) in respect of the BB Loan Tranche may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class of notes, the Class A Available Subordinated Amount is at least equal to the Class A Required Subordinated Amount, the Class B Available Subordinated Amount is at least equal to the Class B Required Subordinated Amount, the Class M Available Subordinated Amount is at least equal to the Class M Required Subordinated Amount and the Class C Available Subordinated Amount is at least equal to the Class C Required Subordinated Amount, save that, in calculating the Class A Available Subordinated Amount, the Class B Available Subordinated Amount, the Class M Available Subordinated Amount, and the Class C Available Subordinated Amount for the purposes of each of paragraphs (1), (2), (3) and (4) above, Excess Spread will be deemed to be zero.

(C)  If on any Payment Date:

     (1) one or more Bullet Repayment Loan Amounts are within a Cash Accumulation Period at that time;

     (2)  the quarterly CPR is less than [15] per cent.; and

     (3)  there is a Cash Accumulation Shortfall at that time,

     then, on or before their Step-Up Dates, the Original Scheduled Repayment Loan Tranches, the Original Controlled Repayment Loan Tranches and the Original Pass-Through Loan Tranches will be entitled to principal repayments under paragraphs (D), (E), (F), (G) and (H) (as applicable) of the Funding 2 Pre-Enforcement Principal Priority of Payments only if there is no Cash Accumulation Shortfall.


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


(2)  Repayment of Pass-Through Loan Tranches after the occurrence of a Step-Up
     Date

     Following the occurrence of the Step-Up Date under a Loan Tranche ("Loan Tranche A") but prior to the time which Rule (3) becomes applicable and provided that the Funding 2 Share of the Trust Property is greater than zero, the aggregate amount repayable on a Payment Date in relation to Loan Tranche A under paragraphs (D), (E), (F), (G) and (H) of the Funding 2 Pre-Enforcement Principal Priority of Payments shall be limited to an amount calculated as follows:

                                   A x B x C
                                   ---------
                                       D

     where, in respect of any Distribution Date:

     A  =   the aggregate amount of Mortgages Trustee Principal Receipts received by the Mortgages Trustee in the relevant Trust Calculation
            Period (excluding any Initial Contribution or Further Contribution);

     B  =   the Funding 2 Share Percentage calculated as at the start of the relevant Trust Calculation Period or, as applicable the Weighted
            Average Funding 2 Share Percentage;

     C  =   the outstanding principal balance of Loan Tranche A; and

     D  =   the aggregate outstanding principal balance of the Global
            Intercompany Loan.

(3) Repayment of Loan Tranches after a Note Acceleration Notice has been served in respect of one or more series and classes of notes

     If a Note Acceleration Notice has been served in respect of one or more series and classes of notes then this Rule (3) will apply. In these circumstances:

     (i) the service of a Note Acceleration Notice will not result in automatic enforcement of the Issuer Security or the Funding 2 Security;

     (ii) following the service of a Note Acceleration Notice in respect of a Series and Class of Notes, the aggregate amount payable on a Payment Date in relation to any the related Loan Tranche under paragraphs
          (D), (E), (F), (G) and (H) of the Funding 2 Pre-Enforcement Principal Priority of Payments shall calculated in accordance with Rule (2) above.

(4) Deferral of repayment of subordinated tiers of Loan Tranches in certain circumstances

     If on any Payment Date the Issuer Reserve Requirement and the Issuer Arrears Test are not satisfied and the Class A Notes of any Series have not been paid in full, then:

     (i) the AA Loan Tranches will not be entitled to principal repayments under item (E) of the Funding 2 Pre-Enforcement Principal Priority of Payments;

     (ii) the A Loan Tranches will not be entitled to principal repayments under item (F) of the Funding 2 Pre-Enforcement Principal Priority of Payments;


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


    (iii) the BBB Loan Tranches will not be entitled to principal repayments under item (G) of the Funding 2 Pre-Enforcement Principal Priority of Payments;

     (iv) the BB Loan Tranches will not be entitled to principal repayments under item (H) of the Funding 2 Pre-Enforcement Principal Priority of Payments;

     The "Issuer Arrears Test" is satisfied on a payment date if the Issuer or the Issuer Cash Manager on its behalf calculates on the Distribution Date immediately preceding that Payment Date that, as of the last day of the Trust Calculation Period immediately preceding that Distribution Date (i) the aggregate current balance of the Mortgage Loans which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all Mortgage Loans, unless the Rating Agencies have confirmed that the then current ratings of the Notes will not be adversely affected by the Issuer Arrears Test not having been met; and (ii) the aggregate interest arrears in respect of all the Mortgage Loans in the Mortgage Trust as a percentage of the aggregate gross interest due on all Mortgage Loans during the previous 12 months does not exceed 2%, or such other percentage as is then acceptable to the then current Rating Agencies at such time.

     The "Issuer Reserve Requirement" is satisfied on a Payment Date if, after taking account of the application of any Funding 2 Available Revenue Receipts to the credit of the Funding 2 Reserve Ledger and the application of any Issuer Available Revenue receipts to the credit of the Issuer Reserve Ledger, the aggregate amount of funds in the [Funding 2 Reserve Fund and the Issuer Reserve Fund is equal to the Programme Reserve Required Amount.]

Allocations involving Rule (2) or Rule (3)

[Where Rule (2) or Rule (3) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2) or Rule (3) (as applicable). However, if the amount so allocated to one or more Loan Tranches exceeds the amount permitted under Rule (2) or Rule (3) (as applicable) to be paid in respect of those Loan Tranches (the "Capped Loan Tranches"), the excess shall then be reallocated among any other relevant Loan Tranches at that level using the method of allocation as applies at that level but without reference to the Capped Loan Tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.]




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


                                   Part III

                Funding 2 Post-Enforcement Priority of Payments

At any time after the Funding 2 Security has become enforceable in accordance with Clause 7.2 (Enforceable) and provided that a Funding 2 Intercompany Loan Enforcement Notice has not been withdrawn, all Funding 2 Available Revenue Receipts, Funding 2 Available Principal Receipts and all other monies (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) paid to or received or recovered by or on behalf of Funding 2 or the Funding 2 Security Trustee or any Receiver appointed on its behalf, including all proceeds following any sale, realisation or enforcement of the Funding 2 Security and all amounts not previously distributed and/or standing to the credit of any Funding 2 Bank Account (excluding Swap Collateral (if any) standing to the credit of the Funding 2 Swap Collateral Accounts) and all monies standing to the credit of the Funding 2 Reserve Ledger (if any) and the Funding 2 Liquidity Reserve Ledger (if any) shall (if not already received by the Funding 2 Security Trustee) be paid to and held by the Funding 2 Security Trustee on trust to apply the same (save to the extent required otherwise by applicable law) in accordance with the rules and the order of priority set forth in the Funding 2 Post-Enforcement Priority of Payments.

The Funding 2 Security Trustee (or the Cash Manager on its behalf) will, subject to the Rules for Application of Funding 2 Available Revenue Receipts and Funding 2 Available Principal Receipts set out in Part I and Part II of this Schedule, respectively, apply all such amounts received or recovered (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) following enforcement of the Funding 2 Security on each Payment Date in accordance with the following order of priority (the "Funding 2 Post-Enforcement Priority of Payments"):

(A) first, to pay amounts due to the Funding 2 Security Trustee and any Receiver appointed by the Funding 2 Security Trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the Funding 2 Security Trustee and the Receiver in the following Interest Period under the Funding 2 Deed of Charge or any other Transaction Document;

(B) second, to pay amounts due to the Issuer in respect of the Issuer's obligations specified in items (A) through (D) of the Issuer
     Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (A) through (C) of the Issuer Post-Enforcement Priority of Payments;

(C) third, towards payment of amounts due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the Cash Management Agreement, together with (to the extent not already inclusive) VAT on those amounts;

(D) fourth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due to (i) the Account Bank under the terms of the Funding 2 Bank Account Agreement and (ii) to the Corporate Services Provider under the Corporate Services Agreement;

(E) fifth, towards payment of amounts (if any) due to the Funding 2 Liquidity Facility Provider under the Funding 2 Liquidity Facility (if any) (except for any Funding 2 Liquidity Subordinated Amounts);

(F) sixth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts due to the Funding 2 Basis Rate Swap Provider under the Funding 2 (Mortgage Rates) Basis Rate Swap and the Funding 2 (LIBOR Rate) Basis Rate Swap (including any termination payment but excluding any Funding 2 Basis Rate Swap Excluded Termination Amount);

(G) seventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AAA Loan Tranches;

(H) eighth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AA Loan Tranches;

(I) ninth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the A Loan Tranches;

(J) tenth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BBB Loan Tranches;

(K) eleventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BB Loan Tranches;

(L) twelfth, to pay amounts due to the Issuer in respect of the Issuer's obligations specified in item ([K]) of the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, item ([O] of the Issuer Post-Enforcement Priority of Payments.

(M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts due (without double counting) to:

     (i) the Master Issuer in respect of its obligations (if any) to pay any Issuer Swap Excluded Termination Amount;

     (ii) the Funding 2 Liquidity Facility Provider, if any, any Funding 2 Liquidity Facility Subordinated Amounts due under the Funding 2 Liquidity Facility Agreement;

    (iii) the Funding 2 Basis Rate Swap Provider in respect of any Funding 2 Basis Rate Swap Excluded Termination Amount;

(N) fifteenth, towards payment of any Deferred Contribution due to the Mortgages Trustee under the Mortgages Trust Deed; and

(O) last, to pay any amount remaining following the application of principal and revenue set forth in paragraphs (A) through (N) above, to Funding 2;



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


                                  SCHEDULE 4

                         FORM OF NOTICE OF ASSIGNMENT

To:      [Addressee(s)]

In respect of the [Description of Funding 2 Transaction Document or Funding 2 Charged Property]

[Date]

Dear Sirs,

Terms and expressions used in this letter are as defined in the deed of charge (the "Funding 2 Deed of Charge") between Granite Finance Funding 2 Limited ("Funding 2"), The Bank of New York (the "Funding 2 Security Trustee") and others dated [o].

We hereby give notice to each addressee of this letter that by assignment(s) under or pursuant to the Funding 2 Deed of Charge, Funding 2 has assigned absolutely, by way of security for the payment and performance of certain obligations of Funding 2 described in the Funding 2 Deed of Charge (the "Funding 2 Secured Obligations"), to the Funding 2 Security Trustee all its right, title, benefit and interest under the [Agreement(s)] (the "Funding 2 Transaction Documents") [including its right, title interest and benefit in relation to [describe property] and including, without limitation, all rights to receive payment of any amounts which may become payable to Funding 2 thereunder, all payments received by Funding 2 thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof and the proceeds of any of the foregoing, (hereinafter called the "Relevant Funding 2 Property").

By signing the enclosed copy of this notice you acknowledge and consent to the assignments and agree that:

     (i) from the date of this notice you are obliged to and you will pay all moneys which are or may become payable to Funding 2 under the aforesaid agreements to or to the order of the Funding 2 Security Trustee; and

     (ii) you have not, at the date of this notice, received notice that any third party has or will have any right of interest whatsoever in the Relevant Funding 2 Property.

Notwithstanding the assignments made by Funding 2 and referred to in this notice, the Funding 2 Security Trustee hereby confirms and you further acknowledge that:

          (a) you may continue to make all payments becoming due to Funding 2 in respect of the Relevant Funding 2 Property in the manner envisaged by the relevant Funding 2 Transaction Document(s); and

          (b) Funding 2 shall be entitled to exercise its rights, powers and discretions and perform its obligations in relation to the Relevant Funding 2 Property and

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

               under the Funding 2 Transaction Documents in accordance with the provisions of the Funding 2 Transaction Documents,

but only until such time as you receive notice from the Funding 2 Security Trustee to the contrary or to the effect that the created under the Funding 2 Deed of Charge has become enforceable, in which event from receipt of such notice you agree that you will pay all monies becoming due and payable to Funding 2 in respect of the Relevant Funding 2 Property in accordance with any instructions received from the Funding 2 Security Trustee.

This letter is governed by, and shall be construed in accordance with, English law.

Please acknowledge receipt of this notice by executing and returning the copy of this letter attached hereto.

Yours faithfully,

Executed by
GRANITE FINANCE FUNDING 2
LIMITED
as follows:                                                By___________________________________
Signed for and on its behalf by one of its duly              Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                           Name_________________________________


Executed by
THE BANK OF NEW YORK
as follows:                                                By___________________________________
Signed for and on its behalf by one of its duly              Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                           Name_________________________________




We acknowledge receipt of the above notice and the terms of the assignment created by you in respect of the Relevant Funding 2 Property.

In respect of the [Agreement]:

For and on behalf of:

[Party to Funding 2 Transaction Document]

By:

                                  SCHEDULE 5


                       UTILISATION OF FUNDING 2 RESERVES

1.   Funding 2 Reserve Fund:

1.1 Prior to the service of a Funding 2 Intercompany Loan Enforcement Notice, amounts standing to the credit of the Funding 2 Reserve Fund may be utilised:

     (a) through inclusion in the calculation of Funding 2 Available Reserve Receipts, to meet and thereby to satisfy any deficit on the Funding 2 Principal Deficiency Ledger;

     (b) through inclusion in the calculation of Funding 2 Available Principal Receipts, to meet, and thereby to satisfy, any deficit:

          (i) prior to the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Loan Tranches; and

          (ii) on or after the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Loan Tranches on their respective Final Repayment Dates.

1.2 Following the service of a Funding 2 Intercompany Loan Enforcement Notice, to the extent not applied on a Payment Date in accordance with
     1.1 above, amounts standing to the credit of the Funding 2 Reserve Ledger shall only be applied in making payments of principal due under the Funding 2 Intercompany Loan Agreements to fund payments of principal due on the Notes of any Funding 2 Issuer on any Payment Date.

2.   Funding 2 Liquidity Reserve Fund:

2.1 Prior to the service of a Funding 2 Intercompany Loan Enforcement Notice, the Funding 2 Liquidity Reserve Fund (if any is required to be established) shall only be applied on any Payment Date to:

     (a) to help meet any deficit in Funding 2 Available Revenue Receipts to pay amounts due under the Global Intercompany Loan Agreement, but only to the extent that such amounts are necessary to fund the payment by Funding 2 AAA Loan Tranches and/or the AA Loan Tranches of interest and fees due on the relevant Payment Date in respect of the and to help meet any deficit recorded on the Funding 2 Principal Deficiency Ledger in respect of the AAA Loan Tranches;

     (b) (provided that there are no Class A Notes outstanding) to help meet any deficit in Funding 2 Available Revenue Receipts which are allocated to pay all interest and fees due under the Global Intercompany Loan Agreement; and

     (c) to help meet any deficit in Funding 2 Available Principal Receipts available for:

          (i) prior to the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Loan Tranches; and

          (ii) on or after the occurrence of a Trigger Event, repayment of principal due and payable in respect of the Original Bullet Loan Tranches on their respective Final Repayment Dates.

2.2 Following the service of a Funding 2 Intercompany Loan Enforcement Notice, to the extent not applied on a Payment Date in accordance with
     2.1 above, amounts standing to the credit of the Funding 2 Liquidity Reserve Ledger shall only be applied in making payments of principal due under the Funding 2 Intercompany Loan Agreements in order to fund payments of principal due on the Notes of any Funding 2 Issuer on any Payment Date.]

3.   Adjustment of the Funding 2 Reserve

     Funding 2 may, at any time, adjust the Target Reserve Required Percentage or the method of calculating the Target Reserve Required Amount or the Funding 2 Maximum Amount without the consent of the Funding 2 Secured Creditors, so long as it obtains confirmation from the Rating Agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding Notes.

          Definitions (to be incorporated into a Master Definitions
                 Schedule/Issuer Master Definitions Schedule)

"AAA Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated AAA by S&P, Aaa by Moody's and AAA by Fitch at their date of issue;

"AAA Principal Deficiency Sub-Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the AAA Loan Tranches;

"AA Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated AA by S&P, Aa2 by Moody's and AA by Fitch at their date of issue;

"AA Principal Deficiency Sub-Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the AA Loan Tranches;

"A Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated A by S&P, A2 by Moody's and A by Fitch at their date of issue;

"A Principal Deficiency Sub-Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the A Loan Tranches;

["Adjusted Funding 2 Reserve Fund Level" means the sum of:

(a)  the amount standing to the credit of the Funding 2 Reserve Ledger; and

(b) the amount (if any) then to be credited in accordance with item [(B)] of the relevant Funding 2 Pre-Enforcement Principal Priority Of Payments;]

"Anticipated Cash Accumulation Period" means, on any Trust Determination Date, the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant Bullet Repayment Loan Amount, which will be equal to:

                                   J + K - L
                             --------------------
                                  M x (N x O)

calculated in months and rounded up to the nearest whole number, where:

     J  = the relevant Bullet Repayment Loan Amount;

     K  = the aggregate Principal Amount Outstanding on that Trust
          Determination Date of:

          (i) each other Bullet Repayment Loan Amount that was not fully repaid on its Bullet Repayment Date; and


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


          (ii) each other Bullet Repayment Loan Amount, the Bullet Repayment Date of which falls on or before the Bullet Repayment Date of the relevant Bullet Repayment Loan Amount;

     L  = the amounts standing to the credit of the  Funding 2 Cash
          Accumulation Ledger at the start of that Trust Determination Date which are available to repay Bullet Repayment Loan Amounts;

     M  = means the sum of each Monthly CPR on the 12 most recent Trust
          Determination Dates which have occurred prior to that date divided by 12;

     N  = [0.85]; and

     O = the aggregate Outstanding Principal Balance of the Mortgage Loans comprising the Trust Property on the previous Trust Determination Date.

"Authorised Third Party" means any Person appointed by a Funding Security Trustee pursuant to the terms of Schedule 4 of the Administration Agreement and whom the Rating Agencies have previously confirmed in writing to (where the Security Trustee is the Funding Security Trustee) Funding and the Security Trustee or (where the Security Trustee is the Funding 2 Security Trustee) Funding 2 and the Funding 2 Security Trustee will not cause the then current ratings of the Notes of any Issuer to be downgraded, withdrawn or qualified provided that if the responsibilities that such appointed Person will assume include setting the interest rate applicable to any Mortgage Loan, such Person must be a lender in the UK residential mortgage market;

"BBB Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated BBB by S&P, Baa2 by Moody's and BBB by Fitch at their date of issue;

"BBB Principal Deficiency Sub-Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the BBB Loan Tranches;

"BB Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated BB by S&P, Ba2 by Moody's and BB by Fitch at their date of issue;

"BB Principal Deficiency Sub-Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the BB Loan Tranches;

"Bridging Arrangements" means certain financial arrangements which may, at any time after the Funding 2 Program Date, be entered into between, amongst others, Funding and Funding 2 pursuant to which Funding 2 to is permitted to raise funds (by way of loan or otherwise) and advance (by way of loan or some other form of financial accommodation) such funds to Funding for use by Funding for certain agreed purposes;

""Bullet Loan Tranche" means, in relation to Funding 2, any Loan Tranche which is scheduled to be repaid in full on one Payment Date. Bullet Loan Tranches will be deemed to be Pass-through Loan Tranches if:


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


(a) a date specified in relation to the same in the applicable Loan Tranche Supplement occurs;

(b)  a Trigger Event occurs;

(c) the Issuer Security, in respect of the Funding 2 Issuer which has funded such Bullet Loan Tranche, is enforced;

(d) a Note Acceleration Notice is served in respect of the related Series and Class of Notes; or

(e)  a Step-Up Date (if any) in relation to such Loan Tranche occurs;

"Bullet Repayment Date" means, for any Bullet Loan Tranche, the Payment Date specified as such for such Loan Tranche in the applicable Loan Tranche Supplement;

"Bullet Repayment Loan Amount" means, in relation to Funding 2, the amount required to be repaid on the Bullet Repayment Date in respect of a Bullet Loan Tranche in order to pay such Bullet Loan Tranche in full;

"Cash Accumulation Liability" means, on any Payment Date prior to any payment under [item (D) of the of the Funding 2 Pre-Enforcement Principal Priority of Payments], the aggregate of each Bullet Repayment Loan Amount which is within a Cash Accumulation Period;

"Cash Accumulation Period" means, in relation to an Original Bullet Loan Tranche, the earlier to occur of:

(a) the commencement of the Anticipated Cash Accumulation Period relating to the relevant Bullet Repayment Loan Amount; and

(b) [six] months prior to the Bullet Repayment Date of that Original Bullet Loan Tranche; and

ending when Funding 2 has fully repaid the relevant Bullet Repayment Loan
Amount.

"Cash Accumulation Requirement" means on a Trust Determination Date:

(a) the outstanding principal amounts in relation to each Bullet Repayment Loan Amount that is within a Cash Accumulation Period;

(b) [plus amounts due in items [(A), (B) and (C)] of the Funding 2 Pre-Enforcement Principal Priority of Payments;]

(c) less the amount standing to the credit of the Funding 2 Cash Accumulation Ledger at the last Payment Date (which amount was not to be distributed on that Payment Date to fund the Bullet Repayment Loan Amount of any Loan Tranche);

"Cash Accumulation Shortfall" means at any time that the Funding 2 Cash Accumulation Ledger Amount is less than the Cash Accumulation Liability;

"Class A Available Subordinated Amount" means, on any date and in relation to the Master Issuer, the sum of (a) the aggregate of the Principal Amounts Outstanding of the Class B Notes of all Series issued by the Master Issuer, the Class M Notes of all Series issued by the Master Issuer, the Class C Notes of all Series issued by the Master Issuer and the Class D Notes of all Series issued by the Master Issuer (after giving effect to payments of principal being made on such Notes on such date); and (b) the aggregate amount of the Funding 2 Reserve Fund and the Issuer Reserve Fund on such date; and (c) Excess Spread;

"Class B Available Subordinated Amount" means, on any date and in relation to the Master Issuer, the sum of (a) the aggregate of the Principal Amounts Outstanding of the Class M Notes of all Series issued by the Master Issuer, the Class C Notes of all Series issued by the Master Issuer and the Class D Notes of all Series issued by the Master Issuer (after giving effect to payments of principal being made on such Notes on such date); and (b) the aggregate amount of the Funding 2 Reserve Fund and the Issuer Reserve Fund on such date; and (c) Excess Spread;

"Class C Available Subordinated Amount" means, on any date and in relation to the Master Issuer, the sum of (a) the aggregate of the Principal Amounts Outstanding of the Class D Notes of all Series issued by the Master Issuer (after giving effect to payments of principal being made on such Notes on such date); and (b) the aggregate amount of the Funding 2 Reserve Fund and the Issuer Reserve Fund on such date; and (c) Excess Spread;

"Class M Available Subordinated Amount" means, on any date and in relation to the Master Issuer, the sum of (a) the aggregate of the Principal Amounts Outstanding of the Class C Notes of all Series issued by the Master Issuer and the Class D Notes of all Series issued by the Master Issuer (after giving effect to payments of principal being made on such Notes on such date); and
(b) the aggregate amount of the Funding 2 Reserve Fund and the Issuer Reserve Fund on such date; and (c) Excess Spread;

"Controlled Repayment Date" means, for any Controlled Repayment Loan Tranche the Payment Dates specified as such for such Loan Tranche in the applicable Loan Tranche Supplement;

"Controlled Repayment Loan Tranches" means, in relation to Funding 2, any Loan Tranche which by its terms imposes a limit on the amount of principal which may be repaid on such Loan Tranche on any Payment Date. Controlled Repayment Loan Tranches will be deemed to be Pass-Through Loan Tranches if:

(a) a date specified in relation to the same in the applicable Loan Tranche Supplement occurs;

(b)  a Trigger Event occurs;

(c) the Issuer Security, in respect of the Funding 2 Issuer which has funded such Controlled Amortisation Loan Tranche, is enforced;

(d) a Note Acceleration Notice is served in respect of the related Series and Class of Notes; or

(e)  a Step-Up Date (if any) in relation to such Loan Tranche occurs.


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"Credit Support Annex" means, in relation to the Funding 2 Basis Rate Swap
Agreement, the 1995 Credit Support Annex (Bilateral Form-Transfer) between Funding 2 and the Funding Basis Rate Swap Provider and, in relation to an Issuer Swap Agreement, means the 1995 Credit Support Annex (Bilateral Form-Transfer) between the Issuer and the applicable Issuer Swap Provider;

"Deed of Accession" means, in relation to the Funding 2 Deed of Charge, a deed executed by, inter alios, Funding 2, the Funding 2 Security Trustee and the Issuer Security Trustee in respect of each Funding 2 Issuer and any New Funding 2 Secured Creditor in the form set out in Schedule 2 to the Funding 2 Deed of Charge or any other form of deed as agreed between the parties;

"EU Regulation" means Council regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings.

"Full Repayment Amount" means the proceeds of a Loan Tranche which is to be used to refinance another Loan Tranche;

"Funding 2 Available Principal Receipts" in respect of a Payment Date will be calculated by the Cash Manager or otherwise on behalf of Funding 2 (or, following enforcement of the Funding 2 Security, the Funding 2 Security Trustee) on the Distribution Date immediately preceding that Payment Date and will be an amount equal to the sum of:

(a) all Funding 2 Principal Receipts standing to the credit of the Funding 2 Cash Accumulation Ledger which are to be applied on the next Payment Date to repay a Bullet Repayment Loan Amount or to make a payment under items
     (A), (B) or (C) of the Funding 2 Pre-Enforcement Principal Priority of Payments and, if such Payment Date occurs on or after a Trigger Event, the remainder of such receipts standing to the credit of the Funding 2 Cash Accumulation Ledger;

(b) all other Mortgages Trustee Principal Receipts received by Funding 2 from the Mortgages Trustee during the Interest Period ending on the relevant Payment Date standing to the credit of the Funding 2 Principal Ledger;

(c) the amounts, if any, credited to the Funding 2 Principal Deficiency Ledger pursuant to items [(I), (L), (N),(P) (R)] of the Funding 2 Pre-Enforcement Revenue Priority of Payments;

(d) in so far as needed to make a Funding 2 Reserve Principal Payment, any amount available to be drawn under the Funding 2 Reserve Fund less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be credited to the Funding 2 Reserve Ledger on the relevant Payment Date;

(e) in so far as needed to make a Funding 2 Liquidity Reserve Principal Payment, any amount available to be drawn under the Funding 2 Liquidity Reserve Fund less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be credited to the Funding 2 Liquidity Reserve Fund Ledger on that relevant Payment Date;

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(f)  in so far as needed to make a Funding 2 Liquidity Facility Principal
     Payment, any amount available to be drawn under the Funding 2 Liquidity Facility less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be repaid to the Funding 2 Liquidity Facility Provider under item (A) of the relevant Funding 2 Pre-Enforcement Principal Priority of Payments on that relevant Payment Date, to the extent that such amounts are available to be drawn;

     less

(g)  amounts to be applied on the relevant payment date to any items [(H),
     (J), (M), (O) and (Q)] of the Funding 2 Pre-Enforcement Revenue Priority of Payments.

"Funding 2 Available Revenue Receipts" in respect of any Payment Date will be calculated by the Cash Manager on the Distribution Date immediately preceding such Payment Date and will be an amount equal to the sum of:

(a) all Mortgages Trustee Available Revenue Receipts distributed to Funding 2 during the Interest Period ending on the relevant Payment Date;

(b) other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC Account and the Funding 2 Transaction Account, and/or all income from Funding 2's Authorized Investments, on each Distribution Date during the Interest Period ending on such Payment Date, in each case to be received on or prior to such Payment Date; and

(c) amounts received from the Funding 2 Basis Rate Swap Provider under the Funding 2 Basis Rate Swap Agreement (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) including any early termination amounts (other than such early termination amounts applied or to be applied by Funding 2 in the purchase of one or more replacement hedge transactions) recovered by Funding 2 under the Funding 2 Basis Rate Swap Agreement;

(d) (only to the extent required after making the calculation set out in paragraph [__] to Schedule [__] of the Funding 2 Deed of Charge the aggregate of amounts standing to the credit of the Funding 2 Principal Ledger or the Funding 2 Cash Accumulation Ledger (as applicable) which are to be applied on the relevant payment date to pay items (H), (J),
     (M), (O), and (Q) of the Funding 2 Pre-Enforcement Revenue Priority of Payments;

(e) the amount available to be drawn under the Funding 2 Reserve Fund, subject to any limits or conditions on the purposes for which the Funding 2 Reserve Fund may be utilized; and

(f) the amount available to be drawn under the Funding 2 Liquidity Reserve Fund, if any, subject to any limits or conditions on the purposes for which the Funding 2 Liquidity Reserve Fund may be utilized.

(g) in so far as is needed, any amount available to be drawn under the Funding 2 Liquidity Facility, if any, for the payment of interest and expenses.

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

"Funding 2 Bank Account Agreement" means the agreement entered into on or about the Funding 2 Programme Date between the Account Bank, Funding 2 and the Funding 2 Security Trustee which governs the operation of the Funding 2 Bank Accounts;

"Funding 2 Bank Accounts" means the Funding 2 GIC Account and the Funding Transaction Account and each such additional or replacement account in the name of Funding that may be opened with the prior approval of the Funding 2 Security Trustee after the Funding 2 Programme Date;

"Funding 2 Basis Rate Swap Agreement" means the ISDA Master Agreement, Schedule and Confirmations thereto each entered into on or about the Funding 2 Programme Date and any Credit Support Annex or other credit support documents entered into at any time among Funding 2 and the Funding 2 Basis Rate Swap Provider and/or any credit support provider and shall include any additional basis rate swap agreement entered into by Funding 2 from time to time in accordance with the Transaction Documents;

"Funding 2 Basis Rate Swap Excluded Termination Amount" means, in relation to the Funding 2 Basis Rate Swap Agreement, following the application of all or part of any Swap Replacement Premium in accordance with Clause [o] of the Funding 2 Deed of Charge and Clause [o] of the Cash Management Agreement, covering an amount equal to any termination payment due and payable to the Funding 2 Basis Rate Swap Provider as a result of a Swap Provider Default in respect of the Funding 2 Basis Rate Swap Provider;

"Funding 2 Basis Rate Swap Provider" means Northern Rock and/or, as applicable, any other basis rate swap provider appointed from time to time by Funding 2 in accordance with the Transaction Documents;

"Funding 2 Cash Accumulation Ledger" means the ledger on which the Cash Manager will record the amounts accumulated by Funding 2 to pay Bullet Repayment Loan Amounts.

"Funding 2 Cash Accumulation Ledger Amount" means, at any time, the amount standing to the credit of the Funding 2 Cash Accumulation Ledger at that time (immediately prior to any drawing to be applied on that Payment Date and prior to any payment under [item (I) of the Funding 2 Pre-Enforcement Principal Priority of Payments]);

"Funding 2 Charged Property" means the property, assets and undertakings of Funding 2 which from time to time are or are expressed to be mortgaged, charged, assigned, pledged or otherwise encumbered to, or in favour of the Funding 2 Security Trustee for itself and for the Funding 2 Secured Creditors under the Funding 2 Deed of Charge or any other Funding 2 Transaction Document;

"Funding 2 GIC Account" means the account in the name of Funding 2 (sort code 30-00-59, account number [o]) held at Northern Rock, and maintained subject to the Funding 2 Guaranteed Investment Contract and the Funding 2 Bank Account Agreement and such additional or replacement accounts as may for the time being be in place with the prior consent of the Funding 2 Security Trustee;

"Funding 2 GIC Provider" means, Northern Rock or such other person or persons as are for the time being the GIC Provider to Funding 2 under the Funding 2 Guaranteed Investment Contract;


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"Funding 2 Guaranteed Investment Contract" means the guaranteed investment contract entered into on or about the Funding 2 Program Date between Funding 2, the Funding 2 GIC Provider, the Cash Manager and the Funding 2 Security Trustee under which the Funding 2 GIC Provider agrees to pay Funding 2 a guaranteed rate of interest on the balance from time to time of the Funding 2 GIC Account and shall include any additional guaranteed investment contract entered into by Funding 2 in accordance with the Transaction Documents;

"Funding 2 Intercompany Loan" means a loan (or the aggregate of a number of separate loans) of the net proceeds of any issue (or all issues) of Notes by a Funding 2 Issuer, such loan(s) being advanced to Funding 2 by such Funding 2 Issuer pursuant to the terms of a Funding 2 Intercompany Loan Agreement;

"Funding 2 Intercompany Loan Agreement" means an intercompany loan agreement entered into between Funding 2 and a Funding 2 Issuer in relation to a Funding 2 Intercompany Loan;

"Funding 2 Intercompany Loan Enforcement Notice" means an enforcement notice served by the Funding 2 Security Trustee on Funding 2 in relation to the enforcement of the Funding 2 Security following the occurrence of a Funding 2 Intercompany Loan Event of Default;

"Funding 2 Intercompany Loan Event of Default" means, in relation to the Global Intercompany Loan Agreement, the occurrence of an event of default specified as such in Clause 15 (Default) of the Global Intercompany Loan Agreement and, in relation to any other Funding 2 Intercompany Loan Agreement, the occurrence of an event of default specified as such in such Funding 2 Intercompany Loan Agreement;

"Funding 2 Issuer" means a wholly-owned subsidiary of Funding 2, which is established to issue Notes and to make a Funding 2 Intercompany Loan to Funding 2;

"Funding 2 Liquidity Facility" means a liquidity facility entered into by Funding 2 at any time after the Funding 2 Program Date;

"Funding 2 Liquidity Facility Agreement" means any agreement entered into by Funding 2 relating to the provision of a Funding 2 Liquidity Facility;

"Funding 2 Liquidity Facility Principal Payment means the payments specified as such in the Funding 2 Liquidity Facility Agreement (if any);

"Funding 2 Liquidity Facility Provider" means such person or persons for the time being the provider of liquidity under any Funding 2 Liquidity Facility Agreement;

"Funding 2 Liquidity Reserve Rating Event" means [o];

"Funding 2 Liquidity Facility Subordinated Amounts" means the amounts specified as such in any Funding 2 Liquidity Facility Agreement (if any);

"Funding 2 Liquidity Reserve Fund" means the liquidity reserve fund which Funding 2 will be required to establish if the long term, unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then-current ratings of the Notes of any Funding 2 Issuer will not be adversely affected). The Funding 2 Liquidity Reserve Fund, if any, will be funded to the relevant Funding 2 Liquidity Reserve Required Amount;

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"Funding 2 Liquidity Reserve Ledger" means the ledger maintained by the Cash
Manager in the name of Funding 2 pursuant to the Cash Management Agreement to record the amount standing to the credit of the Funding 2 Liquidity Reserve Fund from time to time;

"Funding 2 Liquidity Reserve Required Amount" means [o];

"Funding 2 Post-Enforcement Priority of Payments" means the rules and the order of priority in which Funding 2 Available Revenue Receipts, Funding 2 Available Principal Receipts and all other monies, income, receipts and recoveries of Funding 2 or the Funding 2 Security Trustee or any Receiver of Funding 2 and the proceeds of enforcement of the Funding 2 Security are to be applied following service of an Intercompany Loan Enforcement Notice or otherwise following an enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Pre-Enforcement Principal Priority of Payments" means the rules and the order of priority in which Funding 2 Available Principal Receipts will be applied prior to the enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Pre-Enforcement Revenue Priority of Payments" means the rules and the order of priority in which Funding 2 Available Revenue Receipts will be applied prior to the enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Principal Deficiency Ledger" means the ledger maintained by the Cash Manager in the name of Funding 2 which will be established on the Funding 2 Program Date and will be sub-divided into sub ledgers corresponding to the AAA Loan Tranches, the AA Loan Tranches, the A Loan Tranches, the BBB Loan Tranches and the BB Loan Tranches in order to record Losses on Mortgage Loans allocated to Funding 2, the application of Funding 2 Available Principal Receipts in paying interest on the Funding 2 Intercompany Loans and certain amounts ranking in priority thereto in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments and the application of Funding 2 Principal Receipts to fund or replenish the [Funding 2 Liquidity Reserve Fund] (if any);

"Funding 2 Principal Receipts" means the Principal Receipts received by Funding 2 from the Mortgages Trustee on each Distribution Date;

"Funding 2 Priority of Payments" means, as applicable, any of the Funding 2 Pre-Enforcement Revenue Priority of Payments, the Funding 2 Pre-Enforcement Principal Priority of Payments or the Funding 2 Post-Enforcement Priority of Payments;

"Funding 2 Reserve Fund" means the reserve fund established in the name of Funding 2 on the Funding 2 Program Date in an amount up to the Funding 2 Reserve Maximum Amount, which prior to enforcement may be allocated to help meet any deficit in Funding Available Revenue Receipts and thereby any deficit recorded on the Funding 2 Principal Deficiency


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


Ledgers and/or utilised to fund expenses in connection with the issuance of Notes by Funding 2 Issuers;

["Funding 2 Reserve Fund Threshold" means, on any date, the lesser of:

(a)  the Funding 2 Reserve Fund Maximum Amount; or

(b) the highest amount which the Adjusted Funding 2 Reserve Fund Level has been since the first Payment Date upon which interest is due and payable in respect of Loan Tranches advanced or the Closing Date relating to the then most recent issue of Notes;]

"Funding 2 Reserve Ledger" means the ledger maintained by the Cash Manager in the name of Funding 2 pursuant to the Cash Management Agreement to record the amount standing to the credit of the Funding 2 Reserve Fund from time to time;

"Funding 2 Reserve Maximum Amount" means, as at any date, the amount (if any) by which the Target Reserve Required Amount (as at such date) exceeds the Issuer Reserve Minimum Amount (as at such date);

"Funding 2 Secured Creditors" means the Funding 2 Security Trustee (and any Receiver of Funding 2 appointed pursuant to the Funding 2 Deed of Charge), Granite Master Issuer plc, the Corporate Services Provider in relation to Funding 2, the Account Bank, the Funding 2 GIC Provider, the Mortgages Trustee, the Funding 2 Basis Rate Swap Provider, the Cash Manager and each New Funding 2 Secured Creditor who accedes to the Funding 2 Deed of Charge from time to time pursuant to a Deed of Accession (including, for the avoidance of doubt, any new Funding 2 Issuer);

"Funding 2 Secured Obligations" means any and all of the monies, obligations and liabilities which Funding 2 covenants to pay or discharge under or pursuant to Clause 2 (Covenant to pay and to Perform) of the Funding 2 Deed of Charge and all other amounts owed by it to the Funding 2 Secured Creditors pursuant to the Funding 2 Transaction Documents;

"Funding 2 Security" means the security granted by Funding 2 under or pursuant to the Funding 2 Deed of Charge in favour of the Funding 2 Security Trustee for the benefit of the Funding 2 Secured Creditors or any of them including the security granted by Funding 2 under or pursuant to any Deed of Accession;

"Funding 2 Security Trustee" means, The Bank of New York, acting through its office at 48th Floor, One Canada Square, London E14 5AL, or such other persons and all other persons for the time being acting as the security trustee or security trustees pursuant to the Funding 2 Deed of Charge;

"Funding 2 Step-up Trigger Event" means, in relation to a Funding 2 Issuer, an event which occurs if such Funding 2 Issuer fails to exercise its option to redeem any Series and Class of Notes on the relevant Step-Up Date pursuant to the terms and conditions of its Notes;

"Funding 2 Swap Collateral Accounts" means the Funding 2 Swap Collateral Cash Account and the Funding 2 Swap Collateral Securities Account;


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


"Funding 2 Swap Collateral Cash Account" means an account opened in the name of Funding 2 for the purpose of holding Swap Collateral in Cash and maintained in accordance with the terms of the Cash Management Agreement;

"Funding 2 Transaction Account" means the account in the name of Funding 2 (account no. [o], sort code [o]) held with the Account Bank and maintained subject to the terms of the Funding 2 Bank Account Agreement and the Funding 2 Deed of Charge or any additional or replacement account as may for the time being be in place with the prior consent of the Funding 2 Security Trustee;

"Funding 2 Transaction Documents" means [o];

"Global Intercompany Loan" means, at any time, the aggregate of the Outstanding Principal Balance of the Loan Tranches made by the Master Issuer to Funding 2 under the Global Intercompany Loan Agreement.

"Global Intercompany Loan Agreement" means the Funding 2 Intercompany Loan Agreement entered into on the Funding 2 Program Date between the Master Issuer, Funding 2, the Funding 2 Security Trustee and the Agent Bank;

"Issuer Deed of Charge" means, in relation to a Funding 2 Issuer, the deed of charge entered into between such Issuer, the relevant Issuer Security Trustee and the other relevant Issuer Secured Creditors and the Schedules thereto and including each Deed of Accession entered into in connection therewith as may be amended, restated, novated, varied or supplemented from time to time;

"Issuer Enforcement Notice" means, in relation to a Funding 2 Issuer, a notice issued by the applicable Note Trustee to the such Issuer, its Issuer Security Trustee and the Funding 2 Security Trustee declaring all Notes issued by such Issuer to be due and payable pursuant to the terms and conditions of such Notes;

"Issuer Reserve Minimum Amount" means, on any date and subject to amendment as described in Clause [ ] of the Issuer Cash Management Agreement, the amount calculated as the product of (a) one per cent. and (b) the aggregate Principal Amount Outstanding of the Notes (including the Principal Amount Outstanding of Notes issued on such date);

"Issuer Security" means in relation any Issuer, the security created by such Issuer pursuant to the relevant Issuer Deed of Charge for the benefit of the Issuer Secured Creditors;]

"Issuer Swap Agreements", in respect of any Funding 2 Issuer, means the ISDA Master Agreements, Schedules thereto and Confirmations thereunder relating to the Issuer Swaps to be entered into on or about each Closing Date, and any Credit Support Annexes or other credit support documents entered into at any time, as amended from time to time, among the Issuer, the applicable Issuer Swap Provider and the applicable Issuer Security Trustee and/or any credit support provider and includes any additional and/or replacement Issuer Swap Agreement entered into by the Issuer from time to time in connection with the Notes;

"Issuer Swap Provider" means, in respect of any Funding 2 Issuer, the institutions identified in respect of each Issuer Swap in the Note Supplement and the Issuer Swap Agreement related to the relevant Series and Class of Notes;

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

"Issuer Swap Excluded Termination Amount" means, in relation to an Issuer Swap Agreement, following the application of all or any part of any Swap Replacement Premium in accordance with the applicable Issuer Deed of Charge and the applicable Issuer Cash Management Agreement, an amount equal to any termination payment due and payable to the relevant Issuer Swap Provider as a result of a Swap Provider Default in relation to that Issuer Swap Provider;

"Issuer Swaps" means the currency and interest rate swaps entered into between a Funding 2 Issuer and an Issuer Swap Provider which enable such Funding 2 Issuer to receive and pay amounts under the relevant Funding 2 Intercompany Loan Agreement in sterling and to receive and pay amounts under the Notes issued by such Issuer not denominated in sterling in the applicable Specified Currency;

"Issuer Trust Deed", in relation to any Issuer, means the trust deed entered into between the Issuer and the Note Trustee which constitutes the Notes issued and to be issued by such Issuer;

"Loan Tranches" means the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches, being the advances made by a Funding 2 Issuer to Funding 2, pursuant to the Funding 2 Intercompany Loan Agreement between such Issuer and Funding 2, each being funded from proceeds received by such Funding 2 Issuer from the issue of a Series and Class of Notes;

"Master Issuer" means Granite Master Issuer plc.

"Monthly CPR" means, on any Trust Determination Date, the total Mortgages Trustee Principal Receipts received by the Mortgages Trustee during the immediately preceding Trust Calculation Period date divided by the aggregate Outstanding Principal Balance of the Mortgage Loans comprised in the Trust Property as at the immediately preceding Trust Determination Date.

"New Funding 2 Secured Creditor" means any person identified as such in any Deed of Accession executed pursuant to the Funding 2 Deed of Charge by such person and the other parties thereto;

"Original Bullet Loan Tranche" means a Loan Tranche which has, at any time, been a Bullet Loan Tranche, even if such Loan Tranche has subsequently become a Pass-Through Loan Tranche;

"Original Controlled Repayment Loan Tranche" means a Loan Tranche which has, at any time, been a Controlled Repayment Loan Tranche, even if such Loan Tranche has subsequently become a Pass-Through Loan Tranche;

"Original Pass-Through Loan Tranche" means a Loan Tranche which, at the time it was advanced, was a Pass-Through Loan Tranche;

"Original Scheduled Repayment Loan Tranche" means a Loan Tranche which has, at any time, been a Scheduled Repayment Loan Tranche, even if such Loan Tranche has subsequently become a Pass-Through Loan Tranche;

"Pass-Through Loan Tranche" means, in relation to Funding 2, a Loan Tranche which has no specified repayment dates other than the Final Repayment Date. If a date specified in

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

relation to a Bullet Loan Tranche, a Scheduled Repayment Loan Tranche or a Controlled Amortisation Loan Tranches in the applicable Loan Tranche Supplement occurs or a Trigger Event occurs or the Funding 2 Security is enforced or a Note Acceleration Notice is served in respect of the related Series and Class of Notes or a Step-Up Date (if any) in relation to such Loan Tranche occurs, then that Loan Tranche will be deemed to be Pass-Through Loan Tranches;

"Potential Funding 2 Intercompany Loan Event of Default" means the occurrence of any event which with the giving of notice, any relevant certificate, the lapse of time or fulfilment of any other condition (or any combination of the foregoing) would become a Funding 2 Intercompany Loan Event of Default;

"Principal Directions" with respect to the Funding 2 Security Trustee, has the meaning given to it in Clause [16.9] of the Funding 2 Deed of Charge;

["Programme Reserve Required Amount" means, as at any date, the amount calculated as [o];]

"Scheduled Repayment Date" means the dates specified as such in the Loan Tranche Supplement for a Scheduled Repayment Loan Tranche;

"Scheduled Repayment Loan Tranches" means, in relation to Funding 2, any Loan Tranche which is scheduled to be repaid on two or more instalments on Scheduled Repayment Dates. Scheduled Repayment Loan Tranches will be deemed to be Pass-Through Loan Tranches if:

(a) a date specified in relation to the same in the applicable Loan Tranche Supplement occurs;

(b)  a Trigger Event occurs;

(c) the Issuer Security, in respect of the Funding 2 Issuer which has funded such Scheduled Repayment Loan Tranches, is enforced;

(d) a Note Acceleration Notice is served in respect of the related Series and Class of Notes; or

(e)  a Step-Up Date (if any) in relation to such Loan Tranche occurs.

"Swap Agreements" means the Funding 2 Basis Rate Swap Agreement and each Issuer Swap Agreement;

"Swap Collateral" means, in respect of the Funding 2 Basis Rate Swap Agreement, any asset (including, without limitation, Cash and/or securities) delivered to Funding 2 by the Funding 2 Basis Rate Swap Provider in accordance with the terms of the Funding 2 Basis Rate Swap Agreement in respect of the Funding 2 Basis Rate Swap Provider's obligations under the Funding 2 Basis Rate Swap Agreement;

"Swap Provider Default" means the occurrence of an Event of Default or [swap provider termination event] (each as defined in the relevant Swap Agreement) where the relevant Swap Provider is the Defaulting Party or the Affected Party (each as defined in the relevant Swap Agreement);


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

"Swap Providers" means any of the Currency Swap Providers and/or the Basis Rate Swap Providers and/or the Interest Rate Swap Providers and/or the Issuer Swap Providers, as the context requires, or any other Swap Provider appointed from time to time in accordance with the Transaction Documents or relevant Issuer Transaction Documents;

"Swap Replacement Premium" means any payment received from a replacement swap provider upon entry into an agreement with such replacement swap provider replacing a Swap Agreement;

"Target Reserve Required Amount" means, as at any date, an amount equal to the product of (a) the Target Reserve Required Percentage and (b) the Principal Amount Outstanding of the Global Intercompany Loan (including the Principal Amount Outstanding of any Loan Tranche (or the increase in the Principal Amount Outstanding of any existing Loan Tranche that is made on such date);

"Target Reserve Required Percentage" means, on any date and subject to amendment as described in Clause [ ] of the Cash Management Agreement, the percentage specified as such in the most recent prospectus supplement;

"Tier" means all the Loan Tranches having the same designated credit rating;


                                     104